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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SHUTTERSTOCK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Shutterstock, Inc.

350 Fifth Avenue, 21st Floor
New York, New York 10118

April 24, 2015

Dear Stockholders:

        We are pleased to invite you to attend our 2015 Annual Meeting of Stockholders to be held on Thursday, June 11, 2015 at 10:00 a.m., local time, at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118.

        Details regarding admission to the meeting and the business to be conducted are described in this proxy statement and in the Notice of Internet Availability of Proxy Materials ("Notice") you received in the mail if your shares were held in "street name" as of April 17, 2015. We have also made available a copy of our 2014 Annual Report to Stockholders with this proxy statement. We encourage you to read our 2014 Annual Report. It includes our audited financial statements and provides information about our business.

        Your vote is important. Whether or not you plan to attend the 2015 Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive or received printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, the accompanying proxy card, and/or the Notice you received in the mail.

        Also, please let us know if you plan to attend our 2015 Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive or received printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

        Thank you for your ongoing support of, and continued interest in Shutterstock. We look forward to seeing you at our 2015 Annual Meeting.

Sincerely,

Jonathan Oringer Founder, Chief Executive Officer and Chairman of the Board

Shutterstock, Inc.
350 Fifth Avenue, 21st Floor
New York, New York 10118

April 24, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2015

        Shutterstock, Inc. will hold its 2015 Annual Meeting of Stockholders at its principal executive offices, located at 350 Fifth Avenue, 21st Floor, New York, New York 10118, on Thursday, June 11, 2015 at 10:00 a.m., local time.

        This 2015 Annual Meeting is being held for the following purposes:

  •
  to elect the three nominees for director named in this proxy statement, each to serve as a Class III director for a three-year term expiring at the 2018 Annual Meeting of Stockholders;

  •
  to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

  •
  to indicate, on an advisory basis, the preferred frequency of advisory votes on the compensation of our named executive officers;

  •
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

  •
  to transact such other business that is properly presented at the 2015 Annual Meeting and any adjournments or postponements thereof.

        The Board of Directors has selected April 17, 2015 as the record date for determining stockholders entitled to vote at the 2015 Annual Meeting. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118 for ten days before the 2015 Annual Meeting.

        We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules to our stockholders who, as of the record date, held shares in "street name." We believe that providing our proxy materials over the Internet increases the ability of our stockholders to access the information they need, while reducing the environmental impact of our 2015 Annual Meeting.

        Your vote is very important. Whether or not you plan to attend the 2015 Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "Questions and Answers About the Proxy Materials and the 2015 Annual Meeting" beginning on page 2 of this proxy statement or, if you requested to receive or received printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Laurie Harrison Vice President, General Counsel and Secretary

i

SHUTTERSTOCK, INC.
350 Fifth Avenue, 21st Floor
New York, New York 10118

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2015

        The Board of Directors (the "Board") of Shutterstock, Inc. ("we," "us" or the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on June 11, 2015 at 10:00 a.m., local time, and any adjournment or postponement of that meeting (the "2015 Annual Meeting"). The 2015 Annual Meeting will be held at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118. You may obtain directions to the location of the 2015 Annual Meeting by contacting our Investor Relations Department at IR@shutterstock.com.

        We intend to mail this proxy statement and the accompanying proxy card, Notice of Meeting and Annual Report to Stockholders on or about April 24, 2015 to stockholders of record as of April 17, 2015 (the "Record Date"). For those stockholders receiving a Notice of Internet Availability of Proxy Materials (the "Notice"), we intend to mail the Notice on or about April 24, 2015 to stockholders of record as of the Record Date. The Notice contains instructions on how to access our proxy statement for the 2015 Annual Meeting and our 2014 Annual Report to Stockholders.

        The Company's 2014 Annual Report to Stockholders, which contains consolidated financial statements for fiscal 2014 (the "2014 Annual Report"), accompanies this proxy statement. You also may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the "2014 Form 10-K") that was filed with the Securities and Exchange Commission (the "SEC"), without charge, by contacting our Investor Relations department at the above address or at IR@shutterstock.com. The 2014 Form 10-K is also available in the "Investor Relations" section of our website at http://investor.shutterstock.com. Our website and the information contained therein are not incorporated into this proxy statement. If you would like us to send you a copy of the exhibits listed on the exhibit index of our 2014 Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2015:

THIS PROXY STATEMENT AND THE 2014 ANNUAL REPORT ARE
AVAILABLE AT
http://www.viewproxy.com/Shutterstock/2015

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2015 ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
The Board has made these materials available to you on the Internet, or, upon your request or if you are a registered holder (i.e., your shares are not held in "street name"), has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the 2015 Annual Meeting, which will take place on Thursday, June 11, 2015 at 10:00 a.m., local time, at our principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York 10118. As a holder of common stock, you are invited to attend the 2015 Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:
What is included in the proxy materials?

A:
The proxy materials include:

•
this proxy statement for the 2015 Annual Meeting;

•
the 2014 Annual Report; and

•
the proxy card or a voting instruction form for the 2015 Annual Meeting.

Q:
Who is soliciting my proxy?

A:
The Board is sending you this proxy statement in connection with the Board's solicitation of proxies for use at the 2015 Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board's behalf by mail, telephone, email, fax or in person.

  In addition, we have retained Alliance Advisors, L.L.C., or Alliance, to assist us with the distribution of proxy materials and vote solicitation.

Q:
Who is paying for this solicitation?

A:
We will pay for the solicitation of proxies. Our directors, officers and employees will not receive additional remuneration. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

  Pursuant to our agreement with Alliance, we will pay Alliance approximately $8,000 plus expenses for the solicitation services being provided in connection with the 2015 Annual Meeting.

Q:
What am I voting on?

A:
You will be voting on four proposals. Proposal One is for the election of each of Steven Berns, Thomas R. Evans and Paul J. Hennessy to the Board, each to serve as a Class III director for a three-year term ending at the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting").

  Proposal Two is to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

  Proposal Three is to indicate, on an advisory basis, the preferred frequency of advisory votes on the compensation of our named executive officers.

  Proposal Four is for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, or fiscal 2015.

Q:
Who can vote?

A:
Only our stockholders of record at the close of business on April 17, 2015 may vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the 2015 Annual Meeting.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2014 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them or unless they are registered holders (i.e., holders of shares that are not held in "street name"). Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:
How can I access the proxy materials over the Internet?

A:
The Notice, proxy card or voting instruction form will contain instructions on how to:

•
view our proxy materials for the 2015 Annual Meeting on the Internet and vote your shares; and

•
instruct us to send our future proxy materials to you electronically by email.

  Our proxy materials are also available for viewing at http://www.viewproxy.com/Shutterstock/2015.

  Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Q:
What is the difference between a stockholder of record and a "street name" holder?

A:
If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record for those shares.

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares, and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under "How do I vote and how do I revoke my proxy?" below.

Q:
How do I vote and how do I revoke my proxy?

A:
If you hold your shares in your own name as a stockholder of record, you may vote your shares either in person at the meeting or by proxy. To vote in person, please bring a form of identification, such as a valid driver's license or passport, and proof that you are a stockholder as of April 17, 2015, and we will give you a ballot when you arrive. To vote by proxy, please vote in one of the following ways:

  •
  Via the Internet.  You may vote through the Internet by following the instructions provided in the Notice, proxy card or voting instruction form.

  •
  By Telephone.  If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

  •
  By Mail.  If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing and mailing the proxy card in the envelope provided.

  Voting by proxy will not affect your right to vote your shares if you attend the 2015 Annual Meeting and want to vote in person—by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline by giving our Secretary written notice of your revocation, by submitting a later-dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).

  If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option ("For" or "Withhold" (for directors), "For," "Against" or "Abstain" (for Proposals Two and Four) and "1 Year," "2 Years," "3 Years" or "Abstain" (for Proposal Three) in order for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide any voting instructions, the individuals named as proxyholders will vote your shares FOR the election of each of the nominees for director, FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement, for every "1 YEAR" as the preferred frequency of an advisory vote on the compensation of our named executive officers, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2015.

  If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank, or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the proxy statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form in the envelope your bank or broker provides. The Notice that was mailed to you has specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the bank, broker, or other nominee's instructions on how to do so. If you wish to vote in person at the 2015 Annual Meeting, you must obtain a legal proxy from the bank, broker or other nominee holding your shares.

Q:
What is the deadline for submitting a proxy?

A:
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. In order to be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on June 10, 2015. Proxies submitted by mail must be received prior to the start of the 2015 Annual Meeting.

Q:
What constitutes a quorum?

A:
On the record date, we had 35,849,045 shares of common stock, $0.01 par value per share, outstanding. Voting can take place at the 2015 Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the 2015 Annual Meeting are present in person or represented by proxy.

Q:
What are abstentions and broker non-votes and how do they affect voting?

A:
Abstentions—If you specify that you wish to "abstain" from voting on an item, your shares will not be voted on that particular item.

  Broker Non-Votes—Under the New York Stock Exchange ("NYSE") rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain "routine" matters, including the ratification of the appointment of the independent registered public accounting firm. However, on non-routine matters such as the election of directors, the advisory vote on the compensation of our named executive officers and the advisory vote on the preferred frequency of advisory votes on the compensation of our named executive officers, your broker must receive voting instructions from you, as it does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these "broker non-votes" are counted toward establishing a quorum. When voted on "routine" matters, broker non-votes are counted toward determining the outcome of that "routine" matter.

  Effect of Abstentions and Broker Non-Votes—For Proposal One, the election of directors, only votes "for" or "withheld" count. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the directors. Proposals other than for the election of directors shall be approved by the affirmative vote of the holders of a majority of the shares of the common stock present at the 2015 Annual Meeting, in person or by proxy, and entitled to vote thereon. With respect to the Proposal 3 (the frequency of an advisory vote on executive compensation), if none of the three frequency choices receives a majority, the choice that receives the plurality of votes cast will be considered approved. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Q:
What vote is needed?

A:
For Proposal One, the election of directors, the three nominees receiving the highest number of votes of the shares present in person or represented by proxy at the 2015 Annual Meeting and entitled to vote on Proposal One will be elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not affect the outcome of the election. In no case may stockholders cumulate votes for the election of directors.

  For Proposal Two, an affirmative vote of the majority of shares present in person or represented by proxy at the 2015 Annual Meeting and entitled to vote on Proposal Two is required to approve, on an advisory basis, the compensation of our named executive officers.

  For Proposal Three, an affirmative vote of the majority of shares present in person or represented by proxy at the 2015 Annual Meeting and entitled to vote on Proposal Three is required to indicate, on an advisory basis, the preferred frequency of advisory votes on the compensation of our named executive officers. If none of the three frequency choices receives a majority, the choice that receives the plurality of votes cast will be considered approved.

  For Proposal Four, an affirmative vote of the majority of shares present in person or represented by proxy at the 2015 Annual Meeting and entitled to vote on Proposal Four is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:
What happens if a director receives a plurality, but not a majority, of votes cast at the 2015 Annual Meeting?

A:
In an uncontested election, if a nominee for director who is an incumbent director is elected by a plurality of the votes cast but does not receive the vote of at least the majority of the votes cast (i.e., the number of shares voted "for" a director's election does not exceed 50% of the total number of votes cast with respect to that director's election, including votes to withhold authority), the director is deemed elected.

Q:
May I propose actions for consideration at next year's Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting") pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the proposal must be received by us no later than December 26, 2015. In addition, under our amended and restated bylaws, any proposal for consideration at our 2016 Annual Meeting submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by Shutterstock's Secretary at our principal executive offices between the start of business on February 12, 2016 and the close of business on March 13, 2016, and is otherwise in compliance with the requirements set forth in our amended and restated bylaws. If the date of the 2016 Annual Meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2016 Annual Meeting is first made by Shutterstock. Our amended and restated bylaws require that certain information and acknowledgments with respect to the proposal or the nominee, applicable, and the stockholder making the proposal or the nomination be set forth in the notice. With regards to nominations for director for our 2016 Annual Meeting, the notice must include all information about the nominee that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the nominee's written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and a beneficial owner on whose behalf the nomination is made and their affiliates and associates, or others acting in concert, on the one hand, and each proposed nominee, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if the stockholder were a "registrant," all as described in our amended and restated bylaws. The notice must also include certain additional information about and representations by the stockholder and/or the beneficial owner, all as detailed in our amended and restated bylaws. Our amended and restated bylaws have been publicly filed with the SEC and can also be found on our website at www.shutterstock.com in the Corporate Governance section of our investor relations webpage.

Q:
Can I vote on other matters?

A:
We do not expect any matters other than those listed in this proxy statement to come before the 2015 Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Exchange Act, which includes matters that the proxyholders did not know were to be presented at the 2015 Annual Meeting.

Q:
How does the Board select nominees for the Board?

A:
The Nominating and Corporate Governance Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management. The Nominating and Corporate Governance Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to NYSE-listed companies and other regulatory requirements applicable to us. Please refer to Proposal One—Election of Directors and our Corporate Governance Guidelines for additional details on our policy, process and membership criteria. A stockholder may recommend potential candidates for director by notifying our Secretary at Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118.

Q:
How may I communicate with the Board of Directors?

A:
Stockholders and other interested parties may communicate directly with the Board, with any director, including our Presiding Director, or with the independent directors as a group or any other group of directors by writing to our Secretary at Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118, with a request to forward the communication to the intended recipient or recipients. Messages received will be forwarded to the appropriate director or directors.

Q:
When and where is the 2015 Annual Meeting being held?

A:
The 2015 Annual Meeting will be held on Thursday, June 11, 2015 at 10:00 a.m., local time, at the principal executive offices of Shutterstock, Inc. at 350 Fifth Avenue, 21st Floor, New York, New York 10118. If you need directions to the 2015 Annual Meeting so that you may attend or vote in person, you may contact our Investor Relations department at IR@Shutterstock.com.

Q:
How can I find the results of the 2015 Annual Meeting?

A:
Preliminary results will be announced at the 2015 Annual Meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the 2015 Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

PROPOSAL ONE
ELECTION OF DIRECTORS

Our Board; Selection of Nominees

        Our certificate of incorporation and bylaws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our Board currently consists of seven members, classified into three classes as follows: Steven Berns, Thomas R. Evans and Paul J. Hennessy serve as Class III directors with a term ending at the 2015 Annual Meeting; Jonathan Oringer and Jeffrey Lieberman serve as Class I directors with a term ending at the 2016 Annual Meeting; and Jeff Epstein and Jonathan Miller serve as Class II directors with a term ending at the 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting").

        Our Nominating and Corporate Governance Committee is charged with identifying, evaluating and recommending to the full Board director nominees. There are no minimum qualifications for director. While we do not have a formal diversity policy for Board membership, the Nominating and Corporate Governance Committee generally seeks individuals with a wide range of attributes, including international business experience and experience in industries beyond technology. We also look for financial oversight experience, financial community experience and a good reputation with the financial community; business management experience and the potential to succeed top management in the event Board intervention is necessary on an unexpected basis; business contacts, business knowledge and influence that may be useful to our businesses and product lines; and knowledge about our industries and technologies. We believe that all of our directors should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform and carry out all director duties in a responsible manner. Each director must also represent the interests of all stockholders.

        Our Board, upon the recommendation of the Nominating and Corporate Governance Committee, has voted to nominate each of Messrs. Berns, Evans and Hennessy for election to the Board as Class III directors at the 2015 Annual Meeting for a term of three years to serve until the 2018 Annual Meeting, and until their respective successors have been elected and qualified or, if sooner, until their respective death, resignation or removal. Each of the nominees is currently a member of the Board.

        The nominees have indicated their willingness to serve if elected. However, if any of the director nominees should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee or nominees designated by our Board. Our Board has no reason to believe that the nominees will be unable or unwilling to serve if elected. Shares represented by all proxies received by our Board and not marked as withholding authority to vote for any of the Class III director nominees will be voted "FOR" the election of the Class III director nominees, unless a nominee is unable or unwilling to serve. A plurality of the votes cast in the election of the directors is required to elect each of the nominees to our Board.

        Set forth below are the names and ages of these nominees and the other continuing directors, when they became a director, their principal occupations or employment for at least the past five years, and the names of other public companies for which they serve as a director or have served as a director during at least the past five years. Also set forth are the specific experience, qualifications, attributes or skills that led our Nominating and Corporate Governance Committee to conclude that each person should serve as a director. All of our directors have held high-level positions in companies and have experience in dealing with complex issues. We believe that each is an individual of high character and integrity and has the ability to exercise sound judgment.

        No director is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Nominees for Election for a Three-Year Term Expiring at the 2018 Annual Meeting

Steven Berns	Age 50. Steven Berns has served as a member of our Board since March 2012. Since June 2013, Mr. Berns has served as Executive Vice President and Chief Financial Officer of Tribune Media, one of the country's leading multimedia companies, operating businesses in publishing, digital, and broadcasting. From February 2010 to June 2013, Mr. Berns served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a worldwide cosmetics and beauty products company, and he served as its Treasurer from May 2009 to February 2010. Mr. Berns previously served as Chief Financial Officer of Tradeweb, LLC, a leading over-the-counter, multi-asset class online marketplace, and a pioneer in the development of electronic trading and trade processing, from November 2007 to May 2009. From November 2005 until July 2007, Mr. Berns served as President, Chief Financial Officer and Director of MDC Partners Inc., a provider of marketing, activation and communications solutions and services, and from September 2004 to November 2005, Mr. Berns served as its Vice Chairman and Executive Vice President. Prior to that, Mr. Berns was the Senior Vice President and Treasurer of The Interpublic Group of Companies, Inc., an organization of advertising agencies and marketing services companies, from August 1999 until September 2004. Mr. Berns served as a director of LivePerson, Inc., a provider of hosted software products that facilitate real-time sales and customer service from April 2002 until June 2011. Mr. Berns holds a B.S. from Lehigh University and an M.B.A. from New York University and is a Certified Public Accountant. The Board believes that Mr. Berns' financial and business expertise, including his background as a senior executive at one of the world's largest advertising holding companies, chief financial officer of several corporations, and his service on the boards of directors and audit committees of public companies, qualifies him to serve as a member of our Board.

Thomas R. Evans	Age 60. Thomas R. Evans has served as a member of our Board since March 2012. Since January 2014, Mr. Evans has served as Advisor to the Board of Bankrate, Inc., a leading aggregator of financial rate information, and, from March 2004 until December 2013, Mr. Evans served as its President and Chief Executive Officer and a director. From August 1999 to August 2003, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From 1998 to 1999, Mr. Evans was President and Chief Executive Officer of GeoCities Inc., a community of personal websites. From 1991 to 1998, Mr. Evans was President and Publisher of U.S. News & World Report. In addition to his duties at U.S. News & World Report, Mr. Evans served as President of The Atlantic Monthly (1996—1998) and as President and Publisher of Fast Company (1995—1998), a magazine launched in 1995. Mr. Evans also serves as a director of Future Fuel Corp. and previously served as a director of Navisite, Inc. Mr. Evans holds a B.S. in business administration from Arizona State University. The Board believes that Mr. Evans' business experience, particularly as a senior executive in the internet and media industries, and his service on the board of directors of public companies, qualifies him to serve as a member of our Board.
Paul J. Hennessy
Age 50. Paul J. Hennessy has served as a member of our Board since April 2015. Since April 2015, Mr. Hennessy has served as Chief Executive Officer of priceline.com, a leading provider of online travel and travel related reservation and search services. From November 2011 to March 2015, Mr. Hennessy served as Chief Marketing Officer of Booking.com, a leader in booking accommodations online. From July 2006 to October 2011, Mr. Hennessy was Chief Distribution Officer of priceline.com. Mr. Hennessy holds a B.S. in marketing management from Dominican College and an M.B.A. from Long Island University. The Board believes that Mr. Hennessy's business experience, particularly as a senior executive with online marketing experience in the internet and travel industries, qualifies him to serve as a member of our Board.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE ABOVE NOMINEES.

Directors Continuing in Office Until the 2016 Annual Meeting
Jonathan Oringer
Age 40. Jonathan Oringer has served as our Founder, Chief Executive Officer and Chairman of the Board since founding the Company in 2003. Prior to founding Shutterstock, Mr. Oringer served as a director of several private companies. Mr. Oringer holds a B.S. in computer science and mathematics from State University of New York at Stony Brook and an M.S. in computer science from Columbia University. The Board believes that Mr. Oringer's experience in the commercial digital imagery industry, his experience with entrepreneurial and technology companies and his extensive knowledge of our Company as its founder qualify him to serve as Chairman of our Board.
Jeffrey Lieberman
Age 40. Jeffrey Lieberman has served as a member of our Board since June 2007. Mr. Lieberman is a Managing Director of the private equity and venture capital firm Insight Venture Partners, or Insight, where he has been employed since June 1998. Prior to joining Insight, Mr. Lieberman was a management consultant at the New York office of McKinsey & Company, where he focused on strategic and operating issues in the financial services, technology and consumer products industries. Mr. Lieberman also serves as a director of several private companies. Mr. Lieberman holds a BAS in systems engineering and a B.A. in economics from the Engineering School and Wharton School of the University of Pennsylvania, respectively. The Board believes that Mr. Lieberman's experience with digital media, entertainment and online technology companies, his extensive knowledge of our Company as one of our original investors, and his service on the boards of directors of other companies qualifies him to serve as a member of our Board.
Directors Continuing in Office Until the 2017 Annual Meeting
Jeff Epstein
Age 58. Jeff Epstein has served as a member of our Board since April 2012. Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011. From August 2011 through May 2014, Mr. Epstein was a part-time Senior Advisor at Oak Hill Capital Partners, a private equity firm. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation, the world's largest enterprise software company, from September 2008 to April 2011. Mr. Epstein has served as a director of The Priceline Group, Inc. since April 2003 and of Global Eagle Entertainment Inc., a leading worldwide provider of media content, technology and connectivity solutions to the travel industry, since January 2013. Mr. Epstein is currently a director of the non-profit Kaiser Foundation Hospitals and Health Plan. Mr. Epstein holds a B.A. from Yale University and an M.B.A. from Stanford University. The Board believes that Mr. Epstein's financial and business expertise, including his background as chief financial officer of the world's largest enterprise software company, and his service as a senior executive at companies in the internet and advertising industries, qualifies him to serve as a member of our Board.

Jonathan Miller	Age 58. Jonathan Miller has served as a member of our Board since March 2012. Mr. Miller is a Partner at Advancit Capital, a private investment firm, which he joined in July 2013. Mr. Miller served as the Chairman and Chief Executive Officer of the Digital Media Group at News Corp. and was its Chief Digital Officer from April 2009 to September 2012. Mr. Miller was the Founder and Partner at Velocity Interactive Group, an investment firm focusing on internet and digital media, from its inception in February 2007 to April 2009. Prior to founding Velocity, Mr. Miller served as the Chief Executive Officer of America Online, Inc., or AOL. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services. Mr. Miller currently serves as a director of TripAdvisor, Inc., Houghton Mifflin Harcourt, AMC Networks Inc., The Interpublic Group of Companies, Inc. and RTL Group S.A. Mr. Miller previously served as a director of LiveNation Entertainment, Inc. and Ticketmaster prior to its merger with LiveNation. Mr. Miller is a trustee of the American Film Institute and The Paley Center for Media. Mr. Miller holds a B.A. from Harvard College. The Board believes that Mr. Miller's business expertise, particularly as a senior executive at some of the largest digital media companies in the world, and his service on the boards of directors of various public companies, qualifies him to serve as a member of our Board.

Governance of the Corporation

  Corporate Governance

        We are committed to strong corporate governance, and have adopted policies and practices that comply with or exceed the NYSE listing requirements and the Exchange Act. These policies and practices include:

  •
  The Board has adopted clear corporate governance policies articulated in our Corporate Governance Guidelines, which includes basic director duties and responsibilities.

  •
  A majority of the Board members are independent of the Company and our management. The definition of "independent" is included in our Corporate Governance Guidelines, which can be found through the "Corporate Governance" link on the Investor Relations page on our website at www.shutterstock.com.

  •
  All members of our key Board committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—are independent.

  •
  The Board has also adopted a Code of Business Conduct and Ethics applicable to all of our employees, including the executive officers, and to our directors.

  •
  We have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls and audit concerns, and the Audit Committee has established procedures for anonymous submission of these matters.

  •
  The Board has adopted a policy regarding conflicts of interest and "related-person transactions" under which all potential conflicts of interest and related-person transactions must be reviewed and pre-approved by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has determined that certain categories of transactions are pre-approved under this policy. Please refer to the discussion under "Certain Relationships and Related Transactions" for more information on this policy and the related procedures.

  •
  The Board conducts an annual self-assessment on its effectiveness and the effectiveness of each of its committees.

  •
  Directors are encouraged to attend all stockholder meetings. One of our then-current six directors attended our 2014 Annual Meeting of Stockholders.

  •
  The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance and legal departments and major business units and operations. The Board's and committees' annual agenda includes, among other items, our long-term strategic plans, periodic reports on progress against long-term strategic plans, emerging and disruptive technologies, potential acquisition or investment targets, review of risks relevant to our business, capital projects, evaluation of the Chief Executive Officer, and management and Board succession.

  Director Independence

        Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that each of Messrs. Berns, Epstein, Evans, Hennessy, Lieberman and Miller, representing six of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

        Our Board also determined that Messrs. Berns, Evans and Epstein who comprise our Audit Committee, Messrs. Berns, Evans and Hennessy who comprise our Compensation Committee (and Mr. Miller who served on our Compensation Committee during 2014), and Messrs. Epstein, Evans and Miller who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of the NYSE. In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

  Board Leadership Structure

        The Board has adopted Corporate Governance Guidelines designed to promote the functioning of the Board and its committees. These Guidelines address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees and meetings.

        Our Corporate Governance Guidelines do not indicate a particular Board structure, and the Board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two.

        The Board has not separated the positions of Chairman and Chief Executive Officer. Both positions are held by Mr. Oringer. In October 2014, the Board appointed Thomas R. Evans as our "Presiding Director" to preside over non-management and executive sessions of the Board.

        The Board believes that this structure has historically served the Company well and continues to do so, by creating a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management's perspectives on the business, facilitating communication between the Board and our senior management, and providing the Board with direct oversight of our business and affairs. In the Board's view, separating the positions of Chairman and Chief Executive Officer has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company's ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chairman and Chief Executive Officer provides a single, clear chain of command to execute the Company's strategic initiatives and business plans. In addition, the Company believes that a combined Chairman/Chief Executive Officer is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with Mr. Oringer, who founded the Company in 2003) as compared to a relatively less informed independent Chairman of the Board.

  Stockholder Communication with the Board

        Stockholders and other interested parties may communicate directly with the Board, with any director, including our Presiding Director, or with the independent directors as a group or any other group of directors by writing to our Secretary at Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118, with a request to forward such communication to the intended recipient or recipients. Messages received will be forwarded to the appropriate director or directors. If the communication is addressed to the Presiding Director, the communication will be forwarded directly to the Presiding Director and will not be processed by the Secretary. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

  Board Meetings

        The Board met five times during 2014. Each current director who served as a director in 2014 attended at least 75% of the aggregate meetings of the Board and of the committees on which he served that were held during 2014. In addition to the meetings of the committees of the Board, which are described below, the non-employee members of our Board met five times in executive session without members of management present during 2014.

  Board Committees and Committee Meetings

        We have three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of our standing committees has a written charter approved by the Board that establishes the committee's roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, can be found through the "Corporate Governance" link on the Investor Relations page on our website at www.shutterstock.com. Please note that information on, or that can be accessed through, our website is not part of the proxy soliciting materials, is not deemed "filed" with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

        The following table provides membership and meeting information for 2014 for each of the Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jonathan Oringer
Steven Berns		✓
Jeff Epstein	✓		✓
Thomas R. Evans	✓		✓
Paul J. Hennessy^
Jeffrey Lieberman
Jonathan Miller^		✓
Total meetings in 2014	5	1	0

Committee Chairman
^	In April 2015, Mr. Hennessy joined the Board and replaced Mr. Miller as a member of the Compensation Committee.

        As described below, starting in 2015, the Nominating and Corporate Governance Committee plans to hold at least one meeting each year as a committee separate from its participation in meetings of the full Board. Below is a description of each committee of the Board.

        Audit Committee:    Our Audit Committee assists the Board in its oversight of our corporate accounting and financial reporting process and internal controls over financial reporting. Our Audit Committee evaluates the independent registered public accounting firm's qualifications, independence and performance; appoints and provides for the compensation of the independent registered public accounting firm; approves the retention of the independent registered public accounting firm to perform any proposed permissible professional services; meets with management and the independent auditor to discuss our annual financial statements; instructs the independent auditor to report to the audit committee on all of our critical accounting policies; reviews and discusses with management and the independent auditor management's report on internal control over financial reporting, and the independent auditor's audit of the effectiveness of our internal control over financial reporting; and discusses with management and the independent auditor the results of our annual audits and the reviews of our quarterly financial statements.

        The members of the Audit Committee are Steven Berns (Chairman), Jeff Epstein and Thomas R. Evans. The Audit Committee met five times in 2014. Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under the NYSE listing requirements. The Board has determined that each of Steven Berns and Jeff Epstein is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon their experience as Chief Financial Officer of several companies. The Board has also determined that Mr. Evans is financially literate based upon his familiarity with financial statements.

        Compensation Committee:    Our Compensation Committee establishes and reviews policies and practices relating to the compensation and benefits of our officers, including establishing goals and objectives relevant to compensation of our chief executive officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and determining compensation of these officers based on such evaluations. Our Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The engagement of any compensation consultant rests exclusively with our Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses.

        During 2014 and through April 9, 2015, the members of our Compensation Committee were Thomas R. Evans (Chairman), Steven Berns and Jonathan Miller. Since April 9, 2015, the members of our Compensation Committee have been Thomas R. Evans (Chairman), Steven Berns and Paul J. Hennessy. Our Compensation Committee met one time in 2014 and took action on fourteen occasions by unanimous written consent, primarily relating to equity grants for newly hired or promoted employees being approved between regularly scheduled meetings of the Compensation Committee. In addition to being independent, each member of our Compensation Committee is a "non-employee director" for purposes of the Exchange Act and is an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

        Nominating and Corporate Governance Committee:    Our Nominating and Corporate Governance Committee is responsible for making recommendations regarding candidates for directorships and the composition of our Board. Our Nominating and Corporate Governance Committee is also responsible for reviewing with the Board, on an annual basis, the qualifications, attributes and skills of Board members, and the skills and characteristics of the Board as a whole, in determining whether to recommend incumbent directors in the class subject to election for reelection. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending our Corporate Governance Guidelines.

        The members of the Nominating and Corporate Governance Committee are Jonathan Miller (Chairman), Jeff Epstein and Thomas R. Evans. The Nominating and Corporate Governance Committee did not meet as a separate committee in 2014 and instead fulfilled its responsibilities during meetings of the full Board. Starting in 2015, the Nominating and Corporate Governance Committee plans to hold at least one meeting each year as a committee separate from its participation in meetings of the full Board.

  The Board's Role in Risk Oversight

        Our Company faces a number of risks, including operational, economic, financial, legal, regulatory and competitive risks. The Board plays a significant role in providing oversight of our management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of our enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to our financial statements and processes, and has determined that our internal audit function should report directly to the Audit Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to our compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to our corporate governance practices. Each committee reports regularly to the Board with respect to such committee's particular risk oversight responsibilities.

PROPOSAL TWO
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        The Compensation Discussion and Analysis begins on page 25. As discussed there, our Board believes that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. Our Board believes that its current compensation program achieves the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices. Our Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 25 and the tabular and other disclosures on executive compensation beginning on page 37.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the 2015 Annual Meeting:

    "RESOLVED, that stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this proxy statement."

        While the vote does not bind our Board to any particular action, our Board values the views expressed by our stockholders, whether through this vote or otherwise, and will take into account the outcome of this vote in considering and making determinations regarding future compensation arrangements.

        The affirmative "FOR" vote of a majority of the shares present and entitled to vote at the 2015 Annual Meeting, either in person or represented by proxy, is required to approve the advisory vote on the compensation of our named executive officers.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE
ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to vote, on a nonbinding advisory basis, their preference regarding how frequently we should solicit future advisory votes on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every one, two or three years.

        After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every year. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow stockholders to provide direct input on the Company's compensation philosophy, policies and practices every year.

        Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years on the resolution below:

    "RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of the Company's named executive officers once every one, two or three years that receives the highest number of votes cast for this resolution will be determined to be the frequency preferred by stockholders for the solicitation of a stockholder advisory vote to approve the compensation of the named executive officers."

        The Board and the Compensation Committee value the opinions of our stockholders on this matter and will view the alternative that receives the most stockholder support as the frequency preferred by stockholders, even if that alternative does not receive the support of a majority of the shares present and entitled to vote, either in person or represented by proxy, at the 2015 Annual Meeting.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF "1 YEAR" ON PROPOSAL THREE.

PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Selection of the Accounting Firm

        The Audit Committee has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm to perform the audit of our financial statements for fiscal 2015, and we are asking our stockholders to ratify this appointment. PricewaterhouseCoopers has been our independent registered public accounting firm since September 2011.

        The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. Additionally, the Audit Committee also noted that our PricewaterhouseCoopers engagement audit partner is subject to regular rotation. As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers. In the event that a majority of the shares of common stock present in person or represented by proxy at the 2015 Annual Meeting and entitled to vote on Proposal Four does not ratify this appointment of PricewaterhouseCoopers, the Audit Committee will review its future appointment of PricewaterhouseCoopers.

        We expect that a representative of PricewaterhouseCoopers will be present at the 2015 Annual Meeting and that representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally requested annually and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC.

Principal Accountant Fees and Services

        The following is a summary of the fees billed to us by PricewaterhouseCoopers for professional services rendered for the fiscal years ended December 31, 2014 and December 31, 2013:

Fee Category	Fiscal 2014	Fiscal 2013
Audit Fees	$1,224,000	$717,000
Audit-Related Fees	6,500	93,000
Tax Fees	—	—
All Other Fees	2,800	—

Total Fees	$1,233,300	$810,000

        Audit Fees.    Audit fees consist of fees billed for professional services rendered for the annual audit of our consolidated financial statements presented in our annual report on Form 10-K, review of the interim consolidated financial statements presented in our quarterly reports on Form 10-Q, and services that PricewaterhouseCoopers normally provides in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    For the fiscal year ended December 31, 2014, audit-related fees consisted of fees billed for professional services rendered in connection with our Registration Statement on Form S-8 relating to common stock to be issued under our 2012 Omnibus Equity Incentive Plan (the "2012 Plan") and our 2012 Employee Stock Purchase Plan (the "2012 ESPP") and professional services rendered in connection with a comment letter from the SEC. For the fiscal year ended December 31, 2013, audit-related fees consisted of fees billed for professional services rendered in connection with our Registration Statement on Form S-1 relating to our follow-on offering.

        Tax Fees.    For the fiscal years ended December 31, 2014 and December 31, 2013, there were no fees billed by PricewaterhouseCoopers for any tax fees.

        All Other Fees.    For the fiscal year ended December 31, 2014, all other fees consisted of fees related to a certain accounting research software product. For the fiscal year ended December 31, 2013, there were no fees billed by PricewaterhouseCoopers for any other professional services.

        The Audit Committee determined that PricewaterhouseCoopers's provision of these services, and the fees that we paid for these services, are compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee approved all services that PricewaterhouseCoopers provided in the fiscal years ended December 31, 2014 and 2013 in accordance with the approval policy discussed above.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

 AUDIT COMMITTEE REPORT(1)

        The Audit Committee of the Board (the "Audit Committee") consists of the three directors whose names appear below. Each member of the Audit Committee meets the definition of "independent director" and otherwise qualifies to be a member of the Audit Committee under the NYSE listing requirements.

        The Audit Committee's general role is to assist the Board in monitoring the Company's financial reporting process and related matters. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually.

        As required by the charter, the Audit Committee reviewed the Company's financial statements for the fiscal year ended December 31, 2014, or fiscal 2014, and met with management, as well as with representatives of PricewaterhouseCoopers, the Company's independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of PricewaterhouseCoopers the matters required to be discussed by the Statement on Auditing Standards 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers's communications with the Audit Committee concerning independence and discussed with members of PricewaterhouseCoopers its independence from management and the Company.

        Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company's audited financial statements for fiscal 2014 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        Furthermore, in connection with the standards for independence promulgated by the Securities and Exchange Commission, the Audit Committee reviewed the services provided by PricewaterhouseCoopers, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.

        The Audit Committee has selected PricewaterhouseCoopers to be the Company's independent registered public accounting firm for fiscal 2015. In doing so, the Audit Committee considered the results from its review of PricewaterhouseCoopers's independence, including (a) all relationships between PricewaterhouseCoopers and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) their performance and qualification as an independent registered public accounting firm and (c) the fact that the PricewaterhouseCoopers engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of PricewaterhouseCoopers to the stockholders for ratification. In the event that a majority of the shares of common stock present or represented at the 2015 Annual Meeting and entitled to vote on the matter do not ratify this appointment, the Audit Committee will review its future appointment of PricewaterhouseCoopers.

Members of the Shutterstock, Inc. Audit Committee Steven Berns (Chairman) Jeff Epstein Thomas R. Evans

(1)
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company's 2014 Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OWNERSHIP OF SECURITIES

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

        This table shows as of March 31, 2015: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each named executive officer and all directors and executive officers as a group beneficially owned, as reported by each person.

        Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, and include shares subject to options that are exercisable within 60 days. Such shares are also deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but not the percentage ownership of any other person. We have based our calculation of the percentage of beneficial ownership on 35,821,721 shares of our common stock outstanding as of March 31, 2015.

        The table includes all shares of common stock issuable within 60 days of March 31, 2015 upon the exercise of options and other rights beneficially owned by the indicated stockholders on that date. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to community property laws, where applicable.

        Except as otherwise noted, the address of each person listed in the table is c/o Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Jonathan Oringer	15,956,327	44.5%
Timothy E. Bixby(1)	143,733	*
Steven Berns(2)	11,250	*
Jeff Epstein(3)	20,880	*
Thomas R. Evans(4)	16,250	*
Paul J. Hennessy	—	*
Jeffrey Lieberman(5)	47,814	*
Jonathan Miller(6)	16,250	*
Thilo Semmelbauer(7)	142,565	*
James Chou(8)	77,268	*
All executive officers and directors as a group (11 persons)(9)	16,224,490	45.0%
Other 5% Stockholders:
Entities affiliated with T. Rowe Price (10)	3,259,644	9.1%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 139,166 shares issuable upon exercise of outstanding options exercisable at or within 60 days of March 31, 2015.

(2)
Consists of shares issuable upon exercise of outstanding options exercisable at or within 60 days of March 31, 2015.

(3)
Includes 15,000 shares issuable upon exercise of outstanding options exercisable at or within 60 days of March 31, 2015.

(4)
Consists of shares issuable upon exercise of outstanding options exercisable at or within 60 days of March 31, 2015.

(5)
Mr. Lieberman is a Managing Director of Insight Venture Management, LLC, an entity affiliated with the Insight V Funds, a former beneficial owner of more than five percent of our common stock.

(6)
Consists of shares issuable upon exercise of outstanding options exercisable at or within 60 days of March 31, 2015.

(7)
Mr. Semmelbauer resigned as our President and Chief Operating Officer effective as of the close of business on January 15, 2015.

(8)
Mr. Chou's service as our Chief Technology Officer terminated effective as of the close of business on December 15, 2014.

(9)
See footnotes (1) through (6). Also includes 3,211 shares of common stock held by Nicholas Flynn, our Senior Vice President of Enterprise Sales and Account Management, and 8,775 shares issuable upon exercise of outstanding options held by Mr. Flynn and exercisable at or within 60 days of March 31, 2015. Excludes securities beneficially owned by each of Mr. Semmelbauer and Mr. Chou, who are no longer employed by us.

(10)
This information is based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. and certain of its affiliates ("T. Rowe Price") with the SEC on February 10, 2015, which reported ownership as of December 31, 2014. Of the 3,259,644 shares of our common stock deemed beneficially owned, T. Rowe Price reported sole voting power as to 677,001 shares and sole dispositive power as to all 3,259,644 shares. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe that all persons subject to reporting filed the required reports on time in 2014, except as described below.

        On April 3, 2014, each of Timothy E. Bixby, our Chief Financial Officer, Thilo Semmelbauer, our former President and Chief Operating Officer, and James Chou, our former Chief Technology Officer, filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report the grant of 15,000, 25,000 and 7,500 restricted stock units, respectively, that occurred on March 3, 2014.

        On January 7, 2015, each of Steven Berns, Jeff Epstein, Thomas R. Evans and Jonathan Miller, all members of our Board, filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report the grant of 1,993 restricted stock units that occurred on December 1, 2014.

 EXECUTIVE OFFICERS

        Our executive officers and their ages and positions as of the record date are as follows:

Name	Age	Position(s)
Jonathan Oringer	40	Founder, Chief Executive Officer and Chairman of the Board
Timothy E. Bixby	50	Chief Financial Officer
Nicholas Flynn	38	Senior Vice President of Enterprise Sales and Account Management
Catherine Ulrich	31	Chief Product Officer
Aditi Gokhale	41	Chief Marketing Officer

        Mr. Oringer's biography can be found on page 11 of this proxy statement, and is included with the biographies of the other members of the Board. Biographies for our other executive officers are listed below.

        Timothy E. Bixby has served as our Chief Financial Officer since June 2011. Prior to joining Shutterstock, Mr. Bixby served as the Chief Financial Officer and a director of LivePerson, Inc., a provider of hosted software products that facilitate real-time sales and customer service, from June 1999 to May 2011, and as President of LivePerson from March 2001 to May 2011. Prior to LivePerson, Mr. Bixby served as Vice President of Finance for Universal Music & Video Distribution Inc., a manufacturer and distributor of recorded music and video products. Mr. Bixby holds an A.B. in mathematics from Dartmouth College and an M.B.A. from Harvard University.

        Nicholas Flynn has served as our Senior Vice President of Enterprise Sales and Account Management since September 2014. From July 2011 to September 2014, Mr. Flynn served as our Vice President of Sales and Account Management. Prior to joining Shutterstock, Mr. Flynn served as the Senior Vice President of Sales, Digital Media, at Hearst Corporation, a multinational media and information company, from August 2007 to July 2011. Mr. Flynn holds a B.A. in corporate communications from Elon University.

        Catherine Ulrich has served as our Chief Product Officer since December 2014. Prior to joining Shutterstock, Ms. Ulrich served as the Chief Product Officer at Weight Watchers International, Inc., a leading provider of weight management services, from July 2013 to December 2014, and as the Senior Vice President, Product, from April 2012 to July 2013. From May 2010 to April 2012, Ms. Ulrich served as the Vice President, Product, at Weightwatchers.com, the digital business at Weight Watchers International, Inc. Ms. Ulrich holds a B.A. in engineering from Harvard University and a Certificate in Public Health Policy from Harvard School of Public Health in conjunction with Harvard College.

        Aditi Gokhale has served as our Chief Marketing Officer since April 2015. Prior to joining Shutterstock, Ms. Gokhale served as the Senior Vice President and General Manager, Digital, at Nutrisystem, Inc., a leading provider of weight management products and services, from May 2012 to March 2015. Prior to Nutrisystem, Ms. Gokhale served as Vice President and General Manager, IgoUgo, a former brand of Travelocity, an online travel agency (now Expedia, Inc.), from November 2009 to December 2011. Prior to Travelocity, Ms. Gokhale was the co-founder and Chief Marketing Officer for iQuanti, a company offering digital marketing services for Fortune 100 companies, from October 2008 to October 2009. Ms. Gokhale holds a B.S. in management science and an M.B.A. from the Massachusetts Institute of Technology.

 INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

        We became a public company in October 2012, and we filed our 2013 and 2014 proxy statements under the scaled-down reporting rules applicable to emerging growth companies. As of the close of calendar year 2014, we ceased to be an emerging growth company and, therefore, this year's proxy statement includes additional detail regarding executive compensation that was previously not required, including:

  •
  this Compensation Discussion and Analysis;

  •
  additional compensation tables for "Grants of Plan-Based Awards," "Option Exercises and Stock Vested," and "Potential Payments upon Termination or Change in Control";

  •
  an advisory vote on the compensation of our named executive officers which is included as Proposal Two in this proxy statement; and

  •
  an advisory vote on the preferred frequency of advisory votes on the compensation of our named executive officers, which is included as Proposal Three in this proxy statement.

        This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2014 for the following "named executive officers," whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement:

  •
  Jonathan Oringer, our Founder, Chief Executive Officer and Chairman of the Board;

  •
  Timothy E. Bixby, our Chief Financial Officer;

  •
  Thilo Semmelbauer, our former President and Chief Operating Officer; and

  •
  James Chou, our former Chief Technology Officer.

Presentation

        We present our Compensation Discussion and Analysis in the following sections:

Executive Summary. In this section, we highlight our corporate performance and certain governance aspects of our executive compensation program.	p. 26
Executive Compensation Program. In this section, we describe the Company's executive compensation philosophy and process and the material elements of our executive compensation program.	p. 27

2014 Executive Compensation Decisions. In this section, we provide an overview of our Compensation Committee's executive compensation decisions for 2014 and certain actions taken before or after 2014 when doing so enhances the understanding of our executive compensation program.	p. 31
Other Executive Compensation Matters. In this section, we review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	p. 35

Executive Summary

Business Overview

        We are a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. We work with our growing community of over 70,000 contributors to add hundreds of thousands of images each week, and currently have more than 50 million images and two million video clips available. As highlighted below, 2014 was a successful year and we continue to be a market leader, with strong revenue growth, solid profitability and the largest content collection of its kind.

Corporate Performance Highlights

        The following is a list of highlights of our 2014 performance and certain key events that occurred in the quarter ended March 31, 2015:

  •
  Increased revenue—revenue of $328.0 million in 2014, compared to $235.5 million in 2013, which represents growth of 39% year over year.(1)

  •
  Growth in EBITDA—adjusted EBITDA of $70.7 million in 2014, compared to $53.4 million in 2013, which reflects growth of 32% year over year.(1)

Revenue ($M)	EBITDA ($M)

  •
  Increased free cash flow—free cash flow of $64.7 million in 2014, compared to $42.3 million in 2013.(1)

  •
  More cash and cash equivalents on hand—ended 2014 with $288.3 million in cash and cash equivalents, up $78.5 million year over year, including $82.9 million of cash from operations generated in 2014.

  •
  Successful completion of strategic transactions—acquisition of Rex Features (Holdings) Limited, the largest independently owned photographic press agency in Europe; acquisition of substantially all of the assets and certain liabilities of Arbour Interactive Inc., doing business as

(1)
The Company's fiscal year end is December 31. Except as described below, all financial results of Shutterstock included in this proxy statement are presented in accordance with GAAP. For additional information regarding our financial results, please see our 2014 Form 10-K, including "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations." Adjusted EBITDA as used in this report is a non-GAAP (not a U.S. generally accepted accounting principle, or GAAP) financial measure that excludes certain items from GAAP net income. Free cash flow as used in this report is a non-GAAP financial measure that allows for certain adjustments to GAAP cash provided by (used in) operating activities. For more information on our presentation and calculation of adjusted EBITDA and free cash flow, as well as a reconciliation of adjusted EBITDA to GAAP net income and free cash flow to cash provided by (used in) operating activities, see "Item 6. Selected Financial Data—Non-GAAP Financial Measures" in our 2014 Form 10-K.

    PremiumBeat, a leading provider of exclusive, high-quality music and sound effects for use in videos, films, television, applications, games, and other creative projects; and acquisition of WebDAM, a leading provider of web-based digital asset management software.

  •
  Market leadership—announced that we had (i) licensed more than 500 million royalty free images, vectors and illustrations, (ii) surpassed 50 million royalty free images in our collection, (iii) surpassed two million video clips in our collection and (iv) paid over $200 million in royalties to our contributors since our Company was founded in 2003.

Customers are Increasingly Choosing Shutterstock	Market Leadership with Multiple Growth Engines

Compensation Governance Highlights

Executive Compensation Program

Philosophy and Objectives

        Our executive compensation philosophy is to provide a compensation program that attracts and retains our executive officers, including our named executive officers, and motivates them to pursue our corporate objectives that are intended to create long-term value for our stockholders. We strive to provide compensation packages to our executive officers that are competitive, reward achievement of our business objectives, and align executive and stockholder interests through equity ownership.

        Our executive compensation program is designed to achieve the following principal objectives:

  •
  attract, motivate and retain qualified executives to support growth expectations;

  •
  provide compensation that is competitive with the market to attract and retain employees while remaining internally equitable and fair;

  •
  ensure our executive compensation program and actual payouts are aligned with financial performance and strategic business goals;

  •
  ensure a substantial portion of each executive's total compensation is at-risk and varies based on Company and individual performance; and

  •
  align the executive compensation program with both short-term and long-term stockholder interests.

        As our needs evolve, we intend to reevaluate our philosophy and compensation programs from time to time as circumstances require.

Compensation-Setting Process

  Role of the Board of Directors and Compensation Committee

        Our Compensation Committee determines all compensation for the named executive officers. Our Compensation Committee is responsible for reviewing, evaluating and approving the compensation arrangements, plans, policies, and practices for our named executive officers and overseeing and administering our cash-based and equity-based compensation plans. Our Compensation Committee reviews our executive compensation program from time to time, including our incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieving their intended purposes, and to make any modifications to existing plans and arrangements or to adopt new plans or arrangements.

        Near the beginning of each year, our Compensation Committee conducts an evaluation of each executive officer to determine if changes in the executive officer's compensation are appropriate based on the considerations described above and the role and responsibility of each executive officer, competitive factors, the size, value and form of long-term equity compensation already held by each executive officer and the vested percentage, the total target cash compensation opportunity for each executive officer, individual performance and retention objectives. Our Compensation Committee, after consulting with our management team, also establishes our corporate performance objectives and target annual cash incentive compensation opportunities and determines the size and material terms of equity awards granted to our executive officers, including our named executive officers for the upcoming year.

  Role of Senior Management

        At our Compensation Committee's request, our Chief Executive Officer has historically and will in the future continue to provide input to our Compensation Committee regarding the performance and appropriate compensation of the other named executive officers. Additionally, for 2014, the Compensation Committee solicited input from our former President and Chief Operating Officer regarding the performance and appropriate compensation of the other named executive officers. Our Compensation Committee gives considerable weight to our Chief Executive Officer's, and in 2014 gave considerable weight to our former President and Chief Operating Officer's, input and evaluations of the other named executive officers because of their direct knowledge of each executive officer's performance and contributions. Our Chief Executive Officer does not participate in our Compensation Committee's deliberations or decisions with regard to his own compensation and in 2014, our former President and Chief Operating Officer did not participate in our Compensation Committee's deliberations or decisions with regard to his own compensation or the Chief Executive Officer's compensation.

  Role of Compensation Consultant

        Our Compensation Committee is authorized to retain the services of executive compensation advisors in connection with the establishment of our compensation programs and related policies.

        Our Compensation Committee has selected and, from time to time, directly retained the services of Aon Hewitt, an independent executive compensation consulting firm. Aon Hewitt works with the Company's management only on matters for which our Compensation Committee is responsible. Our Compensation Committee periodically seeks input from Aon Hewitt on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. Aon Hewitt also provides general observations on the Company's compensation programs, including the compensation of our Chief Executive Officer, as described below, but it does not determine or recommend the amount or form of compensation for the named executive officers.

        Our Compensation Committee considered and assessed all relevant factors that could give rise to a potential conflict of interest with respect to the work of Aon Hewitt and evaluated Aon Hewitt's independence pursuant to the standards set forth in the listing requirements and rules of the NYSE. Based on this review, our Compensation Committee did not believe that there was any conflict of interest raised by work performed by Aon Hewitt.

        We expect that our Compensation Committee, as part of its annual review of our executive compensation program, will continue to consider retaining an executive compensation advisor for advice regarding our executive compensation program to ensure that it remains properly aligned with our ongoing business strategy, that our incentive compensation plans are achieving their intended purposes and that the pay mix and levels are competitive with current market practices.

Peer Group

        Determination of Peer Group.    In June 2013, Aon Hewitt recommended, and our Compensation Committee subsequently approved, a peer group of technology and software services companies with an established business, market presence, and complexity similar to us with which we compete for executive talent, customers or capital. The companies in the peer group had revenue between $117 million and $640 million as of their most recently completed fiscal year (our revenue for fiscal 2012 was approximately $170 million; our revenue for fiscal 2014 was $328 million) and market capitalizations between $336 million and $4.05 billion as of their most recently completed fiscal year (our market capitalization as of the end of fiscal 2012 was approximately $871 million; our market capitalization as of the end of fiscal 2014 was approximately $2.5 billion). The peer group remained unchanged for 2014.

        Composition of Peer Group.    The companies in the peer group are:

Advent Software, Inc.	HomeAway, Inc.	Qlik Technologies, Inc.
athenahealth, Inc.	IntraLinks Holdings, Inc.	RealPage, Inc.
Blackbaud Inc.	J2 Global, Inc.	Shutterfly, Inc.
Bottomline Technologies	LogMeIn, Inc.	SolarWinds, Inc.
CommVault Systems, Inc.	Manhattan Associates, Inc.	Synchronoss Technologies, Inc.
Concur Technologies, Inc.	Mercadolibre, Inc.	The Ultimate Software Group, Inc.
Fortinet Inc.	NIC Inc.	Tyler Technologies, Inc.
Guidewire Software, Inc.	OpenTable, Inc.	Zillow, Inc.

        Use of Peer Group and Lack of Benchmarking.    Our Compensation Committee uses the peer group for a general understanding of market compensation practices and our positioning within the peer group with respect to each element of our compensation program. However, our Compensation Committee does not set compensation components to meet specific benchmarks, such as targeting salaries "above the median" or equity compensation "at the 75th percentile." Our Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the named executive officers because compensation benchmarking does not take the specific performance of the named executive officers, or the performance of the Company, into account.

Elements of Executive Compensation

        Compensation for our named executive officers, other than our Chief Executive Officer whose compensation is described below under "2014 Chief Executive Officer Compensation", currently consists of three key elements that are designed to reward performance in a simple and straightforward manner—base salaries, annual performance-based cash bonuses and long-term equity awards. The purpose and key characteristics of each of these elements are summarized below.

Element	Purpose	Key Characteristics
Base Salary	Provides a fixed level of compensation for performing the essential day-to-day elements of the job; reflects each executive officer's experience, skills, knowledge and responsibilities and the competitive marketplace for executive talent specific to our industry; gives executives a degree of certainty in light of having a majority of their compensation at risk	Fixed compensation that is reviewed at least annually and adjusted if and when appropriate
Annual Cash Incentives

Motivates executive officers to achieve our short-term financial and operational results that are designed to drive long-term growth and performance while providing flexibility to respond to opportunities and changing market conditions

•

Annual cash award based on corporate and individual performance compared to pre-established goals

•

Corporate goals focus on overarching objectives for the organization, while individual objectives represent key performance expectations at the departmental or individual level

Element	Purpose	Key Characteristics
Long-Term Equity Incentives (RSUs)
	Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility impacts our stock price	Restricted stock unit awards ("RSUs") generally vesting over three years; the ultimate value realized varies with our common stock price
Long-Term Equity Incentives (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term
Stock options with an exercise price equal to or greater than the fair market value on the date of grant generally vesting over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price from the date of grant
Other Compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers
Indirect compensation elements consisting of programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs made available to eligible employees
Severance and Change in Control Benefits
Serves our retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company
Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of our Company as described below under "Potential Payments Upon Termination or Change in Control"

2014 Executive Compensation Decisions

2014 Chief Executive Officer Compensation

        Multi-Year Compensation Approach Aligned with Multi-Year Performance Objectives.    In April 2014, our Compensation Committee decided to take a multi-year view and restructure our Chief Executive Officer's 2014 compensation, with the objectives of retaining and motivating him while providing a strong pay-for-performance element. In doing so, our Compensation Committee sought to focus Mr. Oringer's attention on the Company's long-term business objectives and long-term stock price performance. Our Compensation Committee completely eliminated the annual compensation elements from Mr. Oringer's total compensation (that is, reduced his annual base salary to $1 and continued to provide that he was ineligible for an annual cash bonus) and provided for all of his future compensation in the form of multi-year equity awards with long-term performance vesting conditions.

        Our Compensation Committee determined that it was in the best interest of the Company to motivate Mr. Oringer to continue to remain employed at the Company for at least the next five years to help the Company continue to grow and achieve its strategic objectives. Our Compensation Committee does not currently intend to make additional equity grants to Mr. Oringer during the five years following the 2014 grant of long-term equity awards.

        Structure of the 2014 Long-Term Equity Awards.    Specifically, our Compensation Committee granted Mr. Oringer a stock option to purchase 500,000 shares of our common stock, which vests on the five-year anniversary of the date of grant but is only exercisable if the average closing price for our common stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between the five year anniversary of the date of grant and the earlier of Mr. Oringer's termination or April 23, 2024 (the expiration date of the stock option). The $80.94 exercise price of this option was set at a premium to the $74.09 closing price of our common stock on the date of grant, specifically equal to the average closing price of our common stock over the 90 calendar days preceding the date of grant. The $161.88 stock price threshold represents twice the exercise price, or twice the average closing price of our common stock over the 90 calendar days preceding the date of grant. The Compensation Committee believed that using a 90-day average was important to minimize the impact of day to day market fluctuations on the material terms of this award.

        In addition, our Compensation Committee granted Mr. Oringer a performance-based RSU for 100,000 shares of our common stock, which vests if the average closing price for our common stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between the five year anniversary of the date of grant and the earlier of Mr. Oringer's termination or April 23, 2024, as long as Mr. Oringer provides continued service through the five-year anniversary of the date of grant.

        Size of the 2014 Long-Term Equity Awards.    Our Compensation Committee's determination of the amount of the equity awards was subjective. There was no formula or peer group "benchmark" used in determining the award amounts. Rather, the awards were the product of our Compensation Committee's business judgment, which was informed by the experience of our Compensation Committee members. Our Compensation Committee considered many factors in setting Mr. Oringer's compensation, including the Company's and Mr. Oringer's overall performance, competitive compensation data from public filings of peer companies and the competitive pay for similarly situated individuals, retention objectives and Mr. Oringer's overall level of stock ownership. Our Compensation Committee also took into account Mr. Oringer's unique role as the founder of the Company, his development of our brand, the fact that Mr. Oringer had never previously received any equity grants under our 2012 Plan and the importance of retaining Mr. Oringer, and the opportunities Mr. Oringer would likely have if he were to seek other employment.

        Mr. Oringer's stock option had a grant-date fair value, as determined for financial reporting purposes, of approximately $21.6 million and his RSU had a grant-date fair value of approximately $5.9 million. In accordance with applicable SEC rules, the full grant-date fair values appear in the table entitled "Summary Compensation Table" in this proxy statement as 2014 compensation in the "Option Awards" and "Stock Awards" columns for Mr. Oringer. However, as described above, the awards are intended as a long-term retention incentive for Mr. Oringer (vesting over five years) and accordingly should be viewed as compensation over the five-year vesting period and not solely as compensation for 2014. Further, if our stock price does not double and remain above such value between the five- and ten-year anniversaries of the grant date for a period of 90 consecutive calendar days, Mr. Oringer will not realize any compensation from these awards.

2014 Base Salaries for Other Named Executive Officers

        In July 2014, our Compensation Committee, while taking the market practice survey data of our peer group provided by Aon Hewitt into consideration and in consultation with our Chief Executive Officer and former President and Chief Operating Officer, increased the base salary for Mr. Bixby by $25,000 in recognition of market conditions and Mr. Bixby's outstanding performance. None of the other named executive officers' base salaries were adjusted in 2014 because the Compensation Committee determined that they were already competitive and appropriate to motivate each named executive officer considering their equity ownership.

        The table below sets forth the base salaries for our named executive officers at the end of 2014 and any increase to their base salaries that occurred during 2014.

Named Executive Officer	Base Salary at End of 2014	Base Salary Increase in 2014
Timothy E. Bixby	$375,000	$25,000
Thilo Semmelbauer	$350,000	—
James Chou	$300,000	—

        Effective January 1, 2015, Mr. Bixby's base salary was increased to $400,000.

2014 Annual Incentive Compensation for Other Named Executive Officers

  Structure of Our Short-Term Incentive Plan

        Our named executive officers, other than Mr. Oringer, participated in a 2014 component of our Short-Term Incentive Plan, or the 2014 Short-Term Incentive Program.

        Our 2014 Short-Term Incentive Program was designed to reward our named executive officers, with the exception of Mr. Oringer who was ineligible to participate, based on achievement of pre-established Company performance goals and the individual named executive officer's contribution to that performance. Specifically, under our 2014 Short-Term Incentive Program, the Company performance metrics were based on achievement of revenue and adjusted EBITDA goals, which were selected because they represented key objectives for us in 2014. Consistent with our incentive compensation philosophy, our Compensation Committee established the Company performance targets in 2014 to be challenging but reachable with exemplary corporate performance.

        Individual bonus payments are based on a formula determined by taking each person's base annual compensation, multiplied by a target bonus percentage, multiplied by an individual achievement score expressed as a percentage, multiplied by the Company achievement score expressed as a percentage. Our Compensation Committee retains discretion to increase or decrease the bonus amount paid to any employee or executive, regardless of that person's target bonus or specific corporate performance metrics. Our Compensation Committee did not exercise such discretion for 2014.

  Individual Targets under the 2014 Short-Term Incentive Program

        Each participant's 2014 incentive compensation opportunity was expressed as a percentage of his base salary. The table below shows the target cash incentive compensation for each named executive officer as a percentage of his respective base salary and as the corresponding cash amount:

Named Executive Officer	Target 2014 Incentive Compensation as a Percentage of Salary	Target 2014 Incentive Compensation as a Cash Amount
Timothy E. Bixby	68%	$255,000
Thilo Semmelbauer	71%	$248,500
James Chou	40%	$120,000

        Mr. Bixby's target percentage was not increased for 2015 but due to his base salary increase, his target incentive compensation amount for 2015 is $272,000.

  Incentive Payments under the 2014 Short-Term Incentive Program

        For 2014, our specific corporate targets were $330 million revenue and $72 million adjusted EBITDA. We achieved a Company score of 97% for 2014 based on $326 million in revenue and $73 million adjusted EBITDA, each adjusted for purposes of the 2014 Short-Term Incentive Program to exclude the impact of the WebDAM acquisition in March 2014.

        Our Compensation Committee determined that Mr. Bixby earned a bonus under our 2014 Short-Term Incentive Program of $247,350, which represented his base salary of $375,000 as of the close of 2014 multiplied by his target bonus percentage of 68%, multiplied by his individual score of 100%, multiplied by the Company score of 97%. Our Compensation Committee determined that Mr. Bixby met 100% of his individual goals because of his leadership and continued strong management in five key areas: 2014 financial plan achievement, public company competence, operational effectiveness, risk and control environment and medium term planning. Specifically, Mr. Bixby achieved the following:

  •
  substantial achievement of the 2014 financial plan that was approved by the Board in late 2013, specifically related to revenue, adjusted EBITDA, capital expenditures and cash flow;

  •
  accurate and timely filings of all reports required by the Securities and Exchange Commission;

  •
  effective management of the Company's relationships with its investors and financial analysts;

  •
  completion of Sarbanes-Oxley compliance certification;

  •
  creation of a multi-year financial and operational plan; and

  •
  successful management support of internal operations, including sales, marketing, technology and administration.

        Messrs. Semmelbauer and Chou were no longer employed by us at the time our Compensation Committee certified achievement of our 2014 corporate goals and made bonus payout decisions in early 2015 and therefore they were ineligible to receive bonus payments under our 2014 Short-Term Incentive Program. However, Messrs. Semmelbauer and Chou received cash severance payments related to their target bonus amounts in connection with their separation from the Company, which are more fully described below under "Potential Payments Upon Termination or Change in Control—Severance and Change in Control Agreements."

2014 Long-Term Equity Incentives for Other Named Executive Officers

        In late 2013, our Compensation Committee, after taking into account the peer group data and recommendations prepared by Aon Hewitt in June 2013, determined it would begin to annually review the equity compensation for our named executive officers to assess whether each of these named executive officers was properly incentivized. Accordingly, our Compensation Committee approved the RSU grants set forth in the table below, which vest in equal annual installments over three years, subject to the named executive officers' continued service with us. When making these determinations, the Compensation Committee considered the data of our peer group provided by Aon Hewitt and each named executive officer's existing equity awards, percentage of unvested equity awards and overall level of stock ownership. We believe that, at this stage in our growth, the time-based RSUs align the interests of our named executive officers with the long-term interests of our stockholders, and provide incentives to our named executive officers to continue to build and grow the Company.

        The chart below summarizes the RSU grants made to our named executive officers in 2014:

Named Executive Officer	2014 RSU Grants (Number of Shares)
Timothy E. Bixby	15,000
Thilo Semmelbauer	25,000
James Chou	7,500

        None of the RSUs granted to Messrs. Semmelbauer or Chou vested pursuant to their terms because their service with us terminated before the first annual vesting date. However, Messrs. Semmelbauer and Chou received certain vesting acceleration benefits in connection with their separation from the Company, which are more fully described below under "Potential Payments Upon Termination or Change in Control—Severance and Change in Control Agreements."

Other Benefits

        Our named executive officers are eligible to participate in the same group insurance and employee benefit plans generally available to our other salaried employees in the United States. We provide employee benefits to all eligible employees in the United States, including our named executive officers, which our Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs. At this time, we do not provide any other special plans or programs for our named executive officers. Employee benefits and perquisites are reviewed from time to time to ensure that benefit levels remain competitive for the Company as a whole, including for our named executive officers. We do not offer special or extraordinary perquisites to our named executive officers.

Other Executive Compensation Matters

Tax and Accounting Treatment of Compensation

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Internal Revenue Code, disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and to certain other highly compensated officers. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Internal Revenue Code.

        We have not previously taken the deductibility limit imposed by Section 162(m) of the Internal Revenue Code into consideration in setting compensation for our named executive officers. Further, under an exception under Section 162(m) of the Internal Revenue Code, certain compensation paid pursuant to a compensation plan in existence before the effective date of our initial public offering will not be subject to the $1 million limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m) of the Internal Revenue Code), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the first meeting of stockholders at which directors are elected after the close of the third calendar year following the year in which the offering occurs, or calendar year 2016 in the case of the Company. Our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit.

  Accounting for Executive Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or the ASC Topic 718, formerly known as SFAS 123(R), for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a named executive officer is required to render service in exchange for the option or other award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Compensation Risk Assessment

        Our Compensation Committee assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and our employees. We have designed our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, our Compensation Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our named executive officers to take risks that could have a material adverse effect on us in the future.

Summary Compensation Table

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to each of our executive officers during the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
Jonathan Oringer	2014	86,538(4)	—	5,870,000(5)	21,630,000(5)	—	421(6)	27,586,959
Chief Executive Officer	2013	250,000	—	—	—	—	—	250,000
	2012	250,000	—	—	—	—	—	250,000
Timothy E. Bixby	2014	361,923	—	1,472,550	—	247,350(7)	7,800	2,089,623
Chief Financial Officer	2013	350,962	—	—	—	287,375(8)	7,650	645,987
	2012	330,770	—	—	$1,554,500(9)	248,187(10)	9,923	2,143,380
Thilo Semmelbauer(11)	2014	350,000	—	2,454,250	—	—	7,800	2,812,050
Former President and Chief	2013	350,962	—	—	—	302,500(8)	7,650	661,112
Operating Officer	2012	331,250	—	—	—	249,375(10)	9,938	590,563
James Chou(12)	2014	295,385	—	736,275	—	—	214,740(13)	1,246,400
Former Chief Technology	2013	285,165	—	—	—	125,400(8)	7,650	418,215
Officer	2012	267,215	—	—	845,200(14)	96,000(10)	8,016	1,216,431

(1)
Amounts shown in this column do not reflect dollar amounts actually received by the named executive officer. Instead, these amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, for the respective year. A discussion of the assumptions used in determining grant date fair value may be found in Note 10 to our audited consolidated financial statements included in our 2014 Form 10-K. See also our discussion in our 2014 Form 10-K of equity-based compensation under "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity-Based Compensation."

(2)
Represents amounts earned pursuant to our Short-Term Incentive Plan for services in 2014, 2013 and 2012, which amounts were paid in 2015, 2014 and 2013, respectively. All of our named executive officers, other than Mr. Oringer, were eligible to receive cash bonuses under our Short-Term Incentive Plan, which individual bonus amounts were based on a formula determined by taking each person's annual base compensation, multiplied by a target bonus percentage, multiplied by such person's individual performance score expressed as a percentage, multiplied by the Company's performance score expressed as a percentage.

(3)
Except as otherwise noted, comprised of a Company match of 401(k) plan contributions paid in 2015, 2014 and 2013 for 2014, 2013 and 2012, respectively. Mr. Chou did not receive a Company match of 401(k) plan contributions for 2014 because his employment terminated prior to the last day of fiscal 2014.

(4)
This amount reflects the actual salary paid to Mr. Oringer during 2014 taking into account the reduction of his annual base salary to $1 per year, effective as of April 24, 2014.

(5)
See discussion above under the section entitled "2014 Chief Executive Officer Compensation" for additional information about the multi-year nature of these awards.

(6)
Consists of a group term life insurance premium paid by the Company.

(7)
The 2014 amount for Mr. Bixby was paid in 2015 and calculated based on his target bonus amount (as a percentage of base salary) of 68%. The actual 2014 performance-based bonus amount paid to Mr. Bixby reflects achievement of 97% of our corporate objectives and achievement of 100% of Mr. Bixby's individual performance objectives.

(8)
The 2013 amounts for each of Messrs. Bixby, Semmelbauer and Chou were paid in 2014 and calculated based on target bonus amounts (as a percentage of base salary) of 68%, 71% and 40%, respectively. The actual 2013 performance-based bonus amounts paid to each of Messrs. Bixby, Semmelbauer and Chou reflect achievement of 110% of our corporate objectives and 110%, 110% and 100%, respectively, of each of Messrs. Bixby's, Semmelbauer's and Chou's respective individual performance objectives.

(9)
Mr. Bixby's employment with Shutterstock began on June 13, 2011. Mr. Bixby received two variable appreciation rights ("VAR Awards") during 2011, for which the grant date fair value was $1,554,500; however, because the right to exercise the award was subject to the occurrence of a change of control, no compensation charge was recorded prior to our October 5, 2012 reorganization from Shutterstock Images LLC, a New York limited liability company, to Shutterstock, Inc., a Delaware corporation (the "Reorganization"). Effective as of the Reorganization, the VAR Awards were converted to options under the 2012 Plan, as reflected in the Option Awards column for 2012.

(10)
The 2012 amounts for each of Messrs. Bixby, Semmelbauer and Chou were paid in 2013 and calculated based on target bonus amounts (as a percentage of base salary) of 68%, 71% and 40%, respectively. The actual 2012 performance-based bonus amounts paid to each of Messrs. Bixby, Semmelbauer and Chou reflect achievement of 95% of our corporate objectives and 110%, 105% and 93%, respectively, of each of Messrs. Bixby's, Semmelbauer's and Chou's respective individual performance objectives.

(11)
Mr. Semmelbauer resigned as President and Chief Operating Officer effective as of the close of business on January 15, 2015. See discussion below under the section entitled "Potential Payments Upon Termination or Change in Control" for additional information on Mr. Semmelbauer's severance.

(12)
Mr. Chou's service as Chief Technology Officer terminated effective as of the close of business on December 15, 2014. See discussion below under the section entitled "Potential Payments Upon Termination or Change in Control" for additional information on Mr. Chou's severance.

(13)
This amount represents a portion of the severance compensation paid or earned during 2014 pursuant to the CIC Agreement (as defined below) representing the sum of (x) $100,000 for the first installment of the cash severance due at termination of employment and (y) $114,740 for the pro-rata bonus for 2014. The remainder of the severance is payable after 2014, subject to Mr. Chou's continued compliance with certain restrictive covenants. Additionally, as already provided for under the CIC Agreement, Mr. Chou received twelve months of additional vesting acceleration on his outstanding equity awards and an extension of the post-termination exercise period on his vested options to eighteen months following his termination of employment. As the acceleration and extension of the post-termination exercise period were built in at the time of the original grant, neither the acceleration nor the extension constitutes a compensation decision in 2014 that requires the recognition of any incremental additional fair value for purposes of this table. See the below table entitled "Grant of Plan-Based Awards in Fiscal 2014" for the value Mr. Chou received with respect to the accelerated vesting on his stock awards and the options he exercised during 2014. The vesting acceleration on Mr. Chou's options that were not exercised in 2014 is reflected in the below table entitled "Outstanding Equity Awards at Fiscal Year End."

(14)
Mr. Chou's employment with Shutterstock began on February 11, 2011. Mr. Chou received two VAR Awards during 2011, for which the grant date fair value was $845,200; however, because the right to exercise the award was subject to the occurrence of a change of control, no compensation charge was recorded prior to the Reorganization. Effective as of the Reorganization, the VAR Awards were converted to options under the 2012 Plan, as reflected in the Option Awards column for fiscal year 2012.

Grants of Plan-Based Awards in Fiscal 2014

        The following table shows for the fiscal year ended December 31, 2014, certain information regarding grants of plan-based awards to the named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) Target	Estimated Future Payouts Under Equity Incentive Plan Awards (#) Target	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jonathan Oringer	4/24/14	—	100,000(2)	—	—	—	5,870,000
	4/24/14	—	500,000	—	—	80.94	21,630,000
Timothy E. Bixby	—	255,000(3)	—	—	—	—	—
	3/3/14	—	—	15,000(2)	—	—	1,472,550
Thilo Semmelbauer	—	248,500(3)	—	—	—	—	—
	3/3/14	—	—	25,000(2)	—	—	2,454,250
James Chou	—	120,000(3)	—	—	—	—	—
	3/3/14	—	—	7,500(2)	—	—	736,275

(1)
Amounts shown in this column do not reflect dollar amounts actually received by the executive officer. Instead, these amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 10 to our audited consolidated financial statements included in our 2014 Form 10-K. See also our discussion in our 2014 Form 10-K of equity-based compensation under "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Equity-Based Compensation."

(2)
Represents an RSU granted to the named executive officer.

(3)
These rows represent possible payouts pursuant to the 2014 Short-Term Incentive Program. Each of Messrs. Bixby's, Semmelbauer's and Chou's 2014 performance-based target bonus amount (as a percentage of annual base salary) was 68%, 71% and 40%, respectively. The 2014 performance-based target bonus amounts (as a percentage of annual base salary) for Messrs. Bixby, Semmelbauer and Chou were approved by our Compensation Committee in January 2013 and were unchanged for 2014. The bonuses approved for 2014 did not contain any threshold or maximum value. For a more detailed discussion of these 2014 performance-based target bonus amounts, see the section above titled "2014 Annual Incentive Compensation for Other Named Executive Officers."

Description of Compensation Arrangements

Employment Agreements

        The following is a summary of the employment agreements with our named executive officers as currently in effect or, in the case of Mr. Semmelbauer and Mr. Chou, as were in effect during 2014. As described below under "Severance and Change in Control Agreements," our Board has approved severance and change in control agreements for each of our named executive officers which, where applicable, supersede and replace the terms of officers' prior employment agreements with respect to severance and change in control payments.

        Jonathan Oringer.    We entered into an employment agreement with Jonathan Oringer, our Chief Executive Officer, on September 24, 2012. The employment agreement has no specific term and constitutes at-will employment. In connection with certain equity grants made to Mr. Oringer on April 24, 2014, as more fully described in footnotes (2) and (3) to the Outstanding Equity Awards at Fiscal Year End table below, Mr. Oringer's annual base salary was reduced from $250,000 to $1, effective as of April 24, 2014. Mr. Oringer is also eligible to receive benefits that are substantially similar to those of the other executive officers of the Company. Mr. Oringer is not currently eligible for an annual cash bonus, as described above in the section entitled "2014 Chief Executive Officer Compensation." Mr. Oringer is subject to certain restrictive covenants as set forth in his CIC Agreement (as defined below), as discussed below under "Potential Payments Upon Termination or Change in Control—Severance and Change in Control Agreements."

        Timothy E. Bixby.    We entered into an employment agreement with Timothy E. Bixby, our Chief Financial Officer, on May 16, 2011. The employment agreement has no specific term and constitutes at-will employment. Effective as of January 1, 2015, Mr. Bixby's annual base salary is $400,000 and he is eligible for an annual cash bonus based upon achievement of performance-based objectives established by our Compensation Committee. Mr. Bixby is also eligible to receive benefits that are substantially similar to those of the other executive officers of the Company. Mr. Bixby is subject to certain restrictive covenants, including non-solicitation and non-competition for a period of one year following termination of his employment.

        Thilo Semmelbauer.    We entered into an employment agreement with Thilo Semmelbauer, our former President and Chief Operating Officer, on March 21, 2010. Mr. Semmelbauer resigned effective as of the close of business on January 15, 2015. The employment agreement had no specific term and constituted at-will employment. As of his termination of employment, Mr. Semmelbauer's annual base salary was $350,000 and he was eligible for an annual cash bonus based upon achievement of performance-based objectives established by our Compensation Committee. Mr. Semmelbauer was also eligible to receive benefits that were substantially similar to those of the other executive officers of the Company. Mr. Semmelbauer is still subject to certain restrictive covenants, including non-solicitation of employees for a period of two years following termination of his employment and non-solicitation of customers and non-competition for a period of three years following termination of his employment.

        James Chou.    We entered into an employment agreement with James Chou, our former Chief Technology Officer, on September 24, 2012. Mr. Chou's employment terminated effective as of the close of business on December 15, 2014. The employment agreement had no specific term and constituted at-will employment. As of his termination of employment, Mr. Chou's annual base salary was $300,000 and he was eligible for an annual cash bonus based upon achievement of performance-based objectives established by our Compensation Committee. Mr. Chou was also eligible to receive benefits that were substantially similar to those of the other executive officers of the Company. Mr. Chou is still subject to certain restrictive covenants as set forth in his CIC Agreement (as defined below), as discussed below under "Potential Payments Upon Termination or Change in Control—Severance and Change in Control Agreements."

        Each of our named executive officers and all of our employees are subject to certain obligations relating to non-competition, non-solicitation, proprietary information and assignment of inventions. Pursuant to these obligations, each named executive officer has agreed (i) not to solicit our employees or customers during his employment and for a period of 12 months (24 months with respect to employees and 36 months with respect to customers for Mr. Semmelbauer) after the termination of his employment or such other period as set forth above or below under "Potential Payments Upon Termination or Change in Control—Severance and Change in Control Agreements," as applicable, (ii) not to compete with us or assist any other person to compete with us during his employment and a period of 12 months (36 months for Mr. Semmelbauer) after the termination of his employment or such other period as set forth above or below under "Description of Compensation Arrangements—Employment Agreements," or "Potential Payments Upon Termination or Change in Control—Severance and Change in Control Agreements," as applicable, and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his employment. As a condition of employment with the Company, all employees are required to enter an agreement providing for the foregoing obligations.

Thilo Semmelbauer Profits Interest Grant and Repurchase Agreement and Restricted Stock Agreement

        On August 17, 2010, we entered into a Profits Interest Grant and Repurchase Agreement with Mr. Semmelbauer whereby we issued a profits interest to Mr. Semmelbauer in consideration of future services to be rendered. The agreement entitled Mr. Semmelbauer to an aggregate amount of 4% of any liquidation of Shutterstock Images LLC, or the LLC, in excess of $300 million, subject to subsequent equity grants that may have reduced this amount. Pursuant to the terms of the agreement, Mr. Semmelbauer was not entitled to any allocations or distributions relating to the LLC's operating profits outside of a liquidation scenario. The profits interest vested as to one-sixth of the interest on April 5, 2011, with the remaining five-sixths vesting in equal quarterly installments over the subsequent five year period, provided that the interest would cease to vest on the date that Mr. Semmelbauer ceased to be employed by us. Upon a change of control or qualified public offering, 50% of any unvested portion of Mr. Semmelbauer's profits interest would immediately vest, with the remaining unvested portion converting to restricted stock and continuing to vest in accordance with the vesting schedule outlined above. In connection with our Reorganization, the vested portion of Mr. Semmelbauer's membership interest in the LLC was exchanged for shares of our common stock and the unvested portion of Mr. Semmelbauer's membership interest was exchanged for shares of restricted stock having the same vesting terms. Effective as of the Reorganization, the Company entered into a Restricted Stock Agreement with Mr. Semmelbauer governing the terms of his restricted stock. Pursuant to the terms of the Restricted Stock Agreement, 103,348 of the then-outstanding shares of restricted stock held by Mr. Semmelbauer vested and were released from the Company's right to acquire such shares upon the effectiveness on October 10, 2012 of the registration statement filed in connection with our initial public offering. As a result of Mr. Semmelbauer's resignation effective as of the close of business on January 15, 2015, the profit interest ceased to vest as of that date.

Short-Term Incentive Plan

        In May 2012, the Board approved the Short-Term Incentive Plan. The purpose of the Short-Term Incentive Plan is to motivate and reward eligible officers and employees for their contributions toward the achievement of certain performance goals, with the intention that the incentives paid thereunder to certain executive officers of the Company be deductible during the applicable reliance period under Section 162(m) of the Internal Revenue Code and the regulations and interpretations promulgated thereunder. The Short-Term Incentive Plan is administered by our Compensation Committee, which has the discretionary authority to interpret the provisions of the Short-Term Incentive Plan, including all decisions on eligibility to participate, the establishment of performance goals, the amount of awards payable under the plan and the payment of awards.

        Starting in 2013, our Compensation Committee established cash bonus targets and corporate performance metrics for a specific performance period (not to exceed 36 months) or fiscal year pursuant to the Short-Term Incentive Plan. Corporate performance goals may be based on one or more of the following criteria, as determined by our Compensation Committee: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, stock-based compensation expense, depreciation and/or amortization; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) capital expenditures, cost targets, reductions and savings and expense management; and (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals, and objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to participants who are not subject to the limitations of Section 162(m) of the Internal Revenue Code or awards to participants that are not intended to comply with the requirements of Section 162(m) of the Internal Revenue Code may, in either case, take into account other factors (including subjective factors). Performance goals may differ from participant to participant, performance period to performance period and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis. Our Compensation Committee establishes corporate performance metrics that are both aggressive and obtainable, with the expectation that the executive officers' performance at expected levels will provide the opportunity to achieve a meaningful number of the corporate goals and objectives. Following the end of the performance period, our Compensation Committee approves the achievement of the corporate performance metrics and authorizes the funding of the cash bonuses for that period. Under the Short-Term Incentive Plan, the maximum award that can be paid to a participant during any performance period is $2,000,000. The total awards under the Short-Term Incentive Plan may not exceed $10,000,000 during any calendar year or $30,000,000 during the applicable reliance period (within the meaning of Section 162(m) of the Internal Revenue Code).

        Bonuses under the Short-Term Incentive Plan are based on achievement of the performance targets established by our Compensation Committee, which generally do not include minimum payout thresholds or maximum payouts other than the limits described above. Our Compensation Committee retains discretion to increase or decrease the bonus amount paid to any employee or executive, regardless of that person's target bonus or specific corporate performance metrics. Bonuses are paid in cash after the end of the performance period in which they were earned. Individual bonus payments are based on a formula determined by taking each person's base compensation, multiplied by a target bonus percentage, multiplied by an individual achievement score, expressed as a percentage, multiplied by the Company achievement score, expressed as a percentage, with discretion for rounding. Individual bonus payments are prorated for the portion of the year during which the executive was employed by us for those executives who were not employed by us for the entire year.

2014 Equity Awards

        All of the 2014 RSUs disclosed in the Grants of Plan-Based Awards table were issued under the 2012 Plan. Subject to the terms of the 2012 Plan and the RSU agreements issued in connection with these grants, all of the RSUs granted in 2014 vest in equal annual installments over a three-year period, subject to each named executive officer's continued employment, with the exception of Mr. Oringer whose stock options and RSUs only vest in the event that our stock price reaches a certain threshold. For further details on Mr. Oringer's equity awards, see the section titled "2014 Chief Executive Officer Compensation" above. Some of our RSUs may vest upon a termination or a termination following a change of control as discussed below under "Potential Payments Upon Termination or Change of Control."

        Consistent with the terms of his CIC Agreement (as defined below), the Company accelerated the vesting of the portion of Mr. Chou's outstanding equity awards, including his stock option awards granted on each of April 1, 2011 and December 20, 2011 and his March 3, 2014 RSU award, that otherwise would have vested had he remained employed for twelve months following his December 15, 2014 departure date.

2012 Omnibus Equity Incentive Plan

        The 2012 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any of our subsidiary corporations' employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares to our employees, directors and consultants and our subsidiary corporations' employees and consultants.

        As of April 17, 2015, a total of 9,860,086 shares of our common stock were reserved for issuance under the 2012 Plan. In addition, the number of shares available for issuance under the 2012 Plan have been and will be increased on the first day of each of our fiscal years beginning with the 2013 fiscal year, by an amount equal to the least of: (i) 1,500,000 shares of our common stock, (ii) 3% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year and (iii) such other amount as our Board may determine. Shares issued pursuant to awards under the 2012 Plan that we repurchase or that are otherwise forfeited, if any, will become available for future grant under the 2012 Plan on the same basis as the award initially counted against the share reserve. In addition, to the extent that an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2012 Plan.

        The following limits apply to any awards granted under the 2012 Plan:

  •
  Options and stock appreciation rights—no employee shall be granted within any fiscal year one or more options or stock appreciation rights, which in the aggregate cover more than 500,000 shares; provided, however, that in connection with an employee's initial service as an employee, an employee's aggregate limit may be increased by 1,000,000 shares;

  •
  Restricted stock and RSUs—no employee shall be granted within any fiscal year one or more awards of restricted stock or RSUs, which in the aggregate cover more than 500,000 shares; provided, however, that in connection with an employee's initial service as an employee, an employee's aggregate limit may be increased by 1,000,000 shares; and

  •
  Performance units and performance shares—no employee shall receive performance units or performance shares having a grant date value (assuming maximum payout) greater than two million dollars or covering more than 500,000 shares, whichever is greater; provided, however, that in connection with an employee's initial service as an employee, an employee may receive performance units or performance shares having a grant date value (assuming maximum payout) of up to an additional amount equal five million dollars or covering up to 1,000,000 shares, whichever is greater. No individual may only have one award of performance units or performance shares for a performance period.

        Plan Administration.    The 2012 Plan is administered by our Board, which, at its discretion or as legally required, may delegate such administration to our Compensation Committee and/or one or more additional committees or a delegated officer in certain instances (the administrator, as applicable). In the case of awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the compensation committee will consist of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

        Subject to the provisions of our 2012 Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the 2012 Plan. The administrator also has the authority, subject to the terms of the 2012 Plan, to amend existing awards, to prescribe rules and to construe and interpret the 2012 Plan and awards granted thereunder.

        Transferability of Awards.    Unless the administrator provides otherwise, our 2012 Plan generally does not allow for the transfer of awards and only the recipient of an option or stock appreciation right may exercise such an award during his or her lifetime.

        Certain Adjustments.    In the event of certain corporate events or changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2012 Plan, the administrator will make adjustments to one or more of the number and class of shares that may be delivered under the 2012 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the 2012 Plan. In the event of a proposed winding up, liquidation or dissolution of the Company, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

        Merger or Change in Control.    Our 2012 Plan provides that in the event of a merger or change in control (other than a winding up, dissolution or liquidation), as defined under the 2012 Plan, each outstanding award will be treated as the administrator determines (including assumed, substituted or cancelled), except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

        Plan Amendment, Termination.    Our Board has the authority to amend, suspend or terminate the 2012 Plan provided such action does not impair the existing rights of any participant. Our 2012 Plan will automatically terminate in 2022, unless we terminate it sooner.

Value Appreciation Rights Plan

        Our Board adopted the Value Appreciation Plan, or the VAR Plan, in March 2011. As we were a limited liability company at the time of the adoption of the VAR Plan, it provided for the grant of value appreciation rights, or VAR Awards, in the form of notional units to eligible persons designated by the Board. Each VAR Award generally represented the right to an amount in cash, units or other securities based on the amount by which the fair market value of a notional unit of the LLC on the date of exercise of the award exceeded the value of a notional unit on the date of grant of the award. The VAR Awards made under the VAR Plan were subject to a time-based vesting requirement and a condition that a change of control (as defined in the VAR Plan) occur for a payment to trigger with respect to the VAR awards. In connection with our Reorganization, the VAR awards were exchanged for options to purchase shares of our common stock under our 2012 Plan with substantially similar exercise prices and vesting terms of the VAR Awards.

Severance and Change in Control Agreements

        Certain of our named executive officers have entered into severance and change in control agreements with us, which are described below under the heading "Potential Payments Upon Termination or Change of Control—Severance and Change in Control Agreements."

401(k) Plan

        We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Internal Revenue Code. The 401(k) plan provides that each participant may contribute up to the statutory limit, which was $17,500 for calendar years 2014 and 2013. Participants that are 50 years or older can also make "catch-up" contributions, which in calendar year 2014 was up to an additional $5,500 above the statutory limit. The 401(k) plan also provides for an annual discretionary employer matching contribution for each participant not to exceed 3% of such participant's annual base salary per year. This matching contribution is contingent upon the participant being employed by the Company on the last day of the applicable calendar year and is paid in the first quarter of the following calendar year. Participant contributions are held and invested, pursuant to the participant's instructions, by the 401(k) plan's trustee.

Additional Benefits

        The named executive officers are eligible to participate in our other benefit plans generally available to all employees, as described above under "Other Benefits."

Outstanding Equity Awards at Fiscal Year-End

        The following table shows all outstanding equity awards held by each of the named executive officers at December 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jonathan Oringer	—	—	500,000(2)	80.94	4/24/24	—	—	100,000(3)	6,910,000
Timothy E. Bixby	88,750	106,250(4)	—	15.00	3/31/21	15,000(5)	1,036,500	—	—
	25,000	25,000(6)	—	17.00	3/31/21	—	—	—	—
Thilo Semmelbauer	—	—	—	—	—	25,000(7)	1,727,500	—	—
	—	—	—	—	—	53,454(8)	3,693,671	—	—
James Chou	80,000(9)	—	—	14.17	7/1/16	—	—	—	—
	28,333(9)	—	—	17.00	7/1/16	—	—	—	—

(1)
Assumes a price per share of our common stock of $69.10, which represents the closing price per share of our common stock on the NYSE on December 31, 2014.

(2)
Mr. Oringer received a grant of 500,000 stock options on April 24, 2014, which vests in full on the five year anniversary of the date of grant; provided, however, that the option will not be exercisable, in whole or part, unless and until the average closing price for our common stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between the five year anniversary of the date of grant and the earlier of Mr. Oringer's termination or April 23, 2024 (the expiration date of the stock options), inclusive.

(3)
Mr. Oringer received a grant of 100,000 RSUs on April 24, 2014, which vests upon the satisfaction of both of the following requirements: (x) his continued service until the five year anniversary of the date of grant and (y) the average closing price for the Company's common stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between the five year anniversary of the date of grant and the earlier of Mr. Oringer's termination or April 23, 2024, inclusive.

(4)
Mr. Bixby received a grant of 255,000 unvested VAR units on June 13, 2011, with one-sixth of these units vesting one year after the grant date and the remaining five-sixths vesting in equal quarterly installments over the subsequent five year period. As a result of the Reorganization, the VARs held by Mr. Bixby were exchanged for options to purchase our common stock issued under the 2012 Plan having similar rights and terms as the original VARs, except that the exercisability of the options is not limited to the occurrence of a change of control.

(5)
Mr. Bixby received a grant of 15,000 RSUs on March 3, 2014 that vests in three equal annual installments beginning March 3, 2015, subject to his continued service with the Company on each vesting date.

(6)
Mr. Bixby received a grant of 50,000 unvested VAR units on December 20, 2011 with one-sixth of the units vesting one year after grant date, and the remaining five-sixths vesting in equal quarterly installments over the subsequent five year period. As a result of the Reorganization, the VARs held by Mr. Bixby were exchanged for options to purchase our common stock issued under the 2012 Plan having similar rights and terms as the original VARs, except that the exercisability of the options will not be limited to the occurrence of a change of control.

(7)
Mr. Semmelbauer received a grant of 25,000 RSUs on March 3, 2014 that vests in three equal annual installments beginning March 3, 2015, subject to his continued service with the Company on each vesting date. In connection with Mr. Semmelbauer's January 15, 2015 termination of service with the Company, the vesting accelerated as to 8,250 RSUs and the remainder of the RSUs terminated.

(8)
Mr. Semmelbauer received a 4% profits interest in the Company on August 17, 2010. In connection with the Reorganization, the vested portion of Mr. Semmelbauer's profits interest was exchanged for shares of our common stock and the unvested portion of Mr. Semmelbauer's profits interest was exchanged for 228,079 shares of restricted stock. Subject to Mr. Semmelbauer's continued employment through each vesting date, pursuant to his Restricted Stock Agreement, the shares of restricted stock vest as to 1/14 of the restricted shares on January 5, 2013 and 1/14 of the restricted shares each calendar quarter thereafter, such that all the restricted shares would be vested and released from the Company's right to acquire such restricted shares as of April 5, 2016. Vesting accelerated as to 103,348 shares upon the effectiveness on October 10, 2012 of the registration statement filed in connection with our initial public offering (the "Acceleration Date"), and the remaining restricted shares would vest ratably over the remaining quarterly vesting dates between the Acceleration Date and April 5, 2016. In connection with Mr. Semmelbauer's January 15, 2015 termination of service with the Company, the vesting accelerated as to 8,909 shares and the remainder of the restricted shares terminated.

(9)
Mr. Chou received a grant of 100,000 VAR units on April 1, 2011 with one-fourth of these units vesting one year after the grant date, and the remaining three-fourths vesting in equal quarterly installments over the subsequent three year period. Mr. Chou also received a grant of 50,000 unvested VAR units on December 20, 2011 with one-sixth of these units vesting one year after the grant date, and the remaining five-sixths vesting in equal quarterly installments over the subsequent five year period. As a result of the Reorganization, the VARs held by Mr. Chou were exchanged for options to purchase our common stock issued under the 2012 Plan having similar rights and terms as the original VARs, except that the exercisability of the options was not limited to the occurrence of a change of control. In connection with Mr. Chou's December 15, 2014 termination of service with the Company, vesting accelerated as to 20,833 shares subject to his outstanding stock options, which are reflected in the total number of securities exercisable in the above table and the remainder of the shares subject to his outstanding stock options terminated.

Option Exercises and Stock Vested in Fiscal 2014

          The following table shows for the fiscal year ended December 31, 2014, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jonathan Oringer	—	—	—	—
Timothy E. Bixby	60,000	4,200,000	—	—
Thilo Semmelbauer	—	—	35,636	2,793,451
James Chou	25,000	1,638,567	2,475(3)	174,240

(1)
The amount shown in this column does not necessarily represent the actual value realized from the sale of the shares acquired upon exercise of options. The amount shown represents the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)
The value realized is calculated by multiplying the number of vested shares or units by the closing price of our common stock on the NYSE on the applicable vesting date.

(3)
The number of shares acquired represents the number of shares received by Mr. Chou in connection with the accelerated vesting on his RSUs upon Mr. Chou's termination of service with the Company. See discussion below under the section entitled "Potential Payments Upon Termination or Change in Control" for additional information on Mr. Chou's severance.

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        We did not maintain any nonqualified defined contribution or deferred compensation plans or arrangements for our named executive officers.

Potential Payments Upon Termination or Change in Control

        We have entered into agreements that may require us to make certain payments and/or provide certain benefits to the named executive officers in the event of a termination of employment or a change in control, or CIC. For a more detailed discussion of these agreements, see the section above titled "Employment Agreements" and the section below titled "Severance and Change in Control Agreements." The table below reflects the amount of compensation and benefits payable to each of Messrs. Oringer, Bixby and Semmelbauer, the named executive officers who were employed by us on December 31, 2014, under his respective employment agreement and CIC Agreement (as defined below), as applicable, in the event of each scenario listed in the table below. The amounts shown in the table below assume that the triggering event was December 31, 2014. The table does not include the value of vested restricted stock as of December 31, 2014. Because the payments to be made to the named executive officers depend on several factors, the actual amounts to be paid out upon a named executive officer's termination of employment can be determined only at the time of his actual separation from the Company.

Scenario	Description
Without cause/for good reason (CIC)	Termination by the Company without cause on, or within two years following, a change in control/termination by the executive for good reason on, or within two years following, a change in control
Without cause (no CIC)	Termination by the Company without cause not in connection with a change in control
Death or disability	Termination upon death or disability
For cause/other than good reason	Termination by the Company for cause/resignation by the executive other than for good reason

Name of Executive Cause of Termination	Cash Severance Payment ($)	Pro-Rata Bonus ($)	Acceleration of Equity Awards ($)(1)	Continued Participation in Medical & Dental Benefit Plans ($)	Accrued Vacation ($)	Outplacement Benefits ($)	Total ($)
Jonathan Oringer
Without cause/for good reason (CIC)	—	—	6,910,000	5,967	—	5,000	6,920,967
Without cause (no CIC)	—	—	—	5,967	—	5,000	10,967
Death or disability	—	—	—	—	—	—	—
For cause/other than good reason	—	—	—	—	—	—	—
Timothy E. Bixby
Without cause/for good reason (CIC)	375,000	247,350	8,087,125	20,943	5,137	5,000	8,740,555
Without cause (no CIC)	375,000	247,350	3,075,444	20,943	5,137	5,000	3,728,874
Death or disability	12,363	—	—	—	5,137	—	17,500
For cause/other than good reason	12,363	—	—	—	5,137	—	17,500
Thilo Semmelbauer
Without cause/for good reason (CIC)	350,000	248,500	5,421,334	13,998	4,795	5,000	6,043,627
Without cause (no CIC)	350,000	248,500	3,032,631	13,998	4,795	5,000	3,654,924
Death or disability	11,538	—	—	—	4,795	—	16,333
For cause/other than good reason	11,538	—	—	—	4,795	—	16,333

(1)
Represents the value of unvested equity awards, based on the closing market price of our common stock of $69.10 per share on December 31, 2014, that would vest on an accelerated basis upon the occurrence of certain events. For Mr. Oringer, includes acceleration of vesting for performance-based RSUs assuming target performance was achieved on the assumed date of termination on December 31, 2014 and does not include any amount for acceleration of vesting of performance-based stock options because the exercise price of such stock options was greater than the closing market price of our common stock on December 31, 2014.

  Severance and Change in Control Agreements

        In September 2012, the Board approved new severance and change in control agreements, or CIC Agreements, for each of our executive officers, the specific terms of which are discussed below.

        Pursuant to the CIC Agreements, if we terminate an executive's employment with the Company for a reason other than cause (as defined in the CIC Agreements) or executive's death or disability (as defined in the CIC Agreements) at any time other than during the twenty-four month period immediately following a change of control (as defined in the CIC Agreements), then executive will receive the following severance benefits from the Company: (i) severance in an amount equal to twelve months of executive's base salary, which will be paid in three equal installments on each of the following dates: (x) executive's termination of employment, (y) the six month anniversary of executive's termination and (z) the one-year anniversary of executive's termination of employment (except with respect to Mr. Semmelbauer, in which case the payments would be 50% on termination of employment and 25% on each of the six month and one-year anniversaries of his termination of employment); (ii) a lump sum payment of a pro rata bonus at 100% of target for the year in which the termination of employment occurs based on the number of days worked relative to 365 days; (iii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for executive and executive's eligible dependents for up to twelve months; (iv) accelerated vesting of the then-unvested portion of all of executive's outstanding equity awards as if executive had remained employed for twelve months following executive's termination of employment; (v) the post-termination exercise period for the outstanding vested options will be extended to 18 months following an executive's termination of employment; (vi) outplacement benefits for six months following termination of employment, up to a maximum of $5,000; (vii) all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to executive under any Company-provided plans, policies and arrangements and (viii) such other compensation or benefits as may be required by law.

        If during the twenty-four month period immediately following a change of control (as defined in the CIC Agreements), (x) we terminate an executive's employment with the Company for a reason other than cause (as defined in the CIC Agreements) or the executive's death or disability (as defined in the CIC Agreements), or (y) an executive resigns from such employment for good reason (as defined in the CIC Agreements), then executive will receive the severance benefits discussed above except (i) the severance in clause (i) above shall be paid in a single lump sum following executive's termination of employment; (ii) in lieu of the pro rata bonus described above in clause (ii) above, executive will receive a lump sum severance payment equal to 100% of executive's full target bonus for the fiscal year in effect at the date of termination of employment; and (iii) that vesting shall accelerate as to 100% of all of executive's outstanding equity awards.

        An executive's receipt of severance payments or benefits pursuant to a severance and change in control agreement is subject to the executive signing a separation agreement and release of claims and complying with restrictive covenants. For Messrs. Oringer and Chou, the restrictive covenants are contained in the CIC Agreements and restrict the executives during the employment period and the 12-month period following termination of employment from (i) soliciting employees or customers; (ii) competing against the Company; and (iii) disparaging the Company. Messrs. Oringer and Chou are also restricted from disclosing confidential information at any time. Messrs. Bixby and Semmelbauer must comply with the restrictive covenants set forth in their respective employment agreements (as set forth above under "Employment Agreements") as a condition to the receipt of severance.

  Thilo Semmelbauer, Former President and Chief Operating Officer

        On August 6, 2014, Thilo Semmelbauer gave notice of his decision to resign from his position as our President and Chief Operating Officer, effective as of the close of business on January 15, 2015.

Pursuant to an Amendment and Release Agreement, or the Amendment, that we entered into with Mr. Semmelbauer on January 5, 2015, Mr. Semmelbauer agreed to remain an employee of the Company until January 15, 2015, or the Separation Date, and thereafter made himself available as a consultant to the Company through April 15, 2015. Subject to his continued service until the Separation Date and in consideration of his executing the release of claims in favor of the Company included in the Amendment, or the Release, the Amendment further provided for the following benefits contingent upon the Release becoming irrevocable:

  •
  the vesting of all of Mr. Semmelbauer's unvested and outstanding equity awards that would have vested had he remained an employee for the 90-day period following the Separation Date;

  •
  the payment to Mr. Semmelbauer of 100% of his 2014 target bonus in an amount equal to $248,500; and

  •
  if Mr. Semmelbauer elected, continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for himself and his eligible dependents for a period of up to twelve months.

  James Chou, Former Chief Technology Officer

        Mr. Chou's employment as our Chief Technology Officer was terminated, effective as of the close of business on December 15, 2014. Mr. Chou's departure was governed by his CIC Agreement dated September 24, 2012, which was filed with the SEC on September 27, 2012, and therefore he received the following upon his departure:

  •
  severance in an amount equal to twelve months of his base salary, or $300,000, which will be paid in three equal installments on each of his departure date, the six-month anniversary of his departure date and the one-year anniversary of his departure date;

  •
  a lump sum payment of a pro-rata bonus at 100% of target for 2014 based on the number of days worked relative to 365 days, which was equal to $114,740;

  •
  reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Chou and his eligible dependents for up to twelve months;

  •
  accelerated vesting of the then-unvested portion of all of Mr. Chou's outstanding equity awards as if he had remained employed for twelve months following his departure date;

  •
  a post-termination exercise period for his outstanding vested options of 18 months following his departure date; and

  •
  all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Mr. Chou under any Company-provided plans, policies and arrangements.

Non-Employee Director Compensation

        The following table sets forth the compensation received by each director (other than Mr. Oringer, whose compensation is set forth under the Summary Compensation Table above) during 2014:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Steven Berns(3)	34,000	148,558	182,558
Jeff Epstein(4)	25,000	148,558	173,558
Thomas R. Evans(5)	29,000	148,558	177,558
Jeffrey Lieberman(6)	—	—	—
Jonathan Miller(7)	21,000	148,558	169,558

(1)
Represents the cash portion of the annual retainers for board service and service as committee chairpersons and meeting attendance fees earned by each individual.

(2)
On December 1, 2014, each of Messrs. Berns, Epstein, Evans and Miller received an RSU for 1,993 shares as the equity portion of compensation for his service on the Board and committees. The grant date fair value per share for these awards as determined under ASC Topic 718 was $74.54 per share, which was the closing price of our common stock on December 1, 2014.

(3)
As of December 31, 2014, the last day of fiscal 2014, Mr. Berns held stock options to purchase 15,000 shares of common stock of which 8,750 were vested and held 1,993 RSUs of which none were vested.

(4)
As of December 31, 2014, the last day of fiscal 2014, Mr. Epstein held stock options to purchase 20,000 shares of common stock of which 12,500 were vested and held 1,993 RSUs of which none were vested.

(5)
As of December 31, 2014, the last day of fiscal 2014, Mr. Evans held stock options to purchase 20,000 shares of common stock of which 13,750 were vested and held 1,993 RSUs of which none were vested.

(6)
Given Mr. Lieberman's affiliation with the Company's affiliate Insight Venture Partners, he received no compensation as a director during fiscal 2014 and had no outstanding equity awards as of December 31, 2014, the last day of fiscal 2014. Mr. Lieberman will begin receiving compensation for his service on our Board in fiscal 2015.

(7)
As of December 31, 2014, the last day of fiscal 2014, Mr. Miller held stock options to purchase 20,000 shares of common stock of which 13,750 were vested and held 1,993 RSUs of which none were vested.

Non-Employee Director Compensation Policy

        Under the non-employee director compensation policy that was in effect during 2014, our non-employee directors were entitled to the following compensation:

Annual retainer	$15,000
Additional annual retainer for board committee chairperson
Audit Committee	$10,000
Compensation Committee	$5,000
Attendance fee per board or committee meeting	$1,000
Equity award for new directors	20,000 units/shares

        In addition, we reimburse our non-employee directors for reasonable travel expenses and other out-of-pocket costs incurred in connection with attending Board and committee meetings and fulfilling their duties as members of our Board.

        In December 2014, our Compensation Committee recommended, and our Board approved, a new non-employee director compensation policy, or the director compensation policy, which establishes compensation to be paid to our non-employee directors as an inducement to obtain and retain the services of qualified persons to serve as members of our Board. The director compensation policy became effective January 1, 2015, except for the equity award issued to each non-employee director on December 1, 2014.

        The goal of the director compensation policy is to provide compensation for our non-employee directors in a manner that enables us to attract and retain outstanding director candidates and reflects the substantial time commitment necessary to oversee the Company's affairs. The director compensation policy is also intended to align the interests of our directors and our stockholders, and we have chosen to do so by compensating our non-employee directors with a mix of cash and equity-based compensation. In reviewing the type and form of compensation to be paid to our non-employee directors under the director compensation policy, the Compensation Committee consulted with Aon Hewitt, its independent compensation consultant, and reviewed data from the peer group described above.

        Pursuant to our non-employee director compensation policy, upon his or her initial appointment to our Board, each non-employee director receives a prorated RSU with a cash value equal to $150,000. These RSUs, which we refer to as the initial director grants, vest as to all such RSUs on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date immediately preceding the date of our Annual Meeting of Stockholders for the year following the year of grant for the award, subject in each case to the non-employee director's continued service to the Company through the vesting date.

        In addition, each continuing non-employee director automatically receives an annual equity retainer in the form of an RSU with a cash value equal to $150,000, with the grant date of such award to be the date of our Annual Meeting of Stockholders. These RSUs, which we refer to as the annual director grants, vest as to all such RSUs on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date immediately preceding the date of our Annual Meeting of Stockholders for the year following the year of grant for the award, subject in each case to the non-employee director's continued service to the Company through the vesting date. The only exception to this vesting schedule was for RSUs granted to each non-employee director in December 2014, which vest in full on June 1, 2015.

        The number of RSUs subject to an initial director grant or an annual director grant is determined by dividing the cash value of the award (currently $150,000 or the reduced cash value for a prorated initial award) by the average of our closing price for a share of our common stock during the 30 trading-day period ending on the date immediately prior to the grant date, rounded down to the nearest whole number of shares. The initial director grants and the annual director grants are subject to the terms and conditions of the 2012 Plan and the terms of the RSU agreements entered into between each non-employee director and the Company. Furthermore, the vesting for any equity awards to our non-employee directors shall terminate, and all such awards shall become fully vested, upon a change in control of the Company.

        The Company may allow non-employee directors to elect to defer the settlement of the vested shares subject to their initial director grants or annual director grants to be issued on the earliest of (i) a fixed date in the future, (ii) the date of the non-employee director's separation from service and (iii) the date of a change in control of the Company.

        Starting in 2015, each of our non-employee directors receives an annual fee of $50,000. In addition, the chairman and members of our Audit, Compensation, and Nominating and Corporate Governance Committees are entitled to receive annual retainer fees payable quarterly in arrears (and prorated in the event of service less than an entire quarter) as follows:

Role	Annual Fees— Chairman ($)	Annual Fees— Other Members ($)
Audit Committee	20,000	10,000
Compensation Committee	7,500	5,000
Nominating and Governance Committee	2,500	2,500

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

 COMPENSATION COMMITTEE REPORT(2)

        The Compensation Committee of the Board (the "Compensation Committee") has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our 2014 Form 10-K.

Members of the Shutterstock, Inc. Compensation Committee
Thomas R. Evans (Chairman)
Steven Berns
Jonathan Miller*

(2)
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company's 2014 Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

*
Mr. Miller served on the Compensation Committee for all of 2014 and through April 9, 2015, after which date Mr. Hennessy replaced Mr. Miller as a member of the Compensation Committee.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2014 about the securities authorized for issuance under our 2012 Plan and our 2012 ESPP. Each of the 2012 Plan and the 2012 ESPP was adopted with the approval of our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,424,337(1)	$41.61(2)	10,226,570(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,424,337(1)	$41.61(2)	10,226,570(3)

(1)
Consists of 1,771,440 shares of our common stock to be issued upon the exercise of outstanding stock options under the 2012 Stock Plan and 652,897 shares of our common stock to be issued upon the vesting of RSUs granted under the 2012 Stock Plan.

(2)
Weighted-average exercise price relates to outstanding stock options. RSUs are deemed to have an exercise price of zero.

(3)
On January 1, 2014, in accordance with the provisions of each of the 2012 Plan and the 2012 ESPP, the number of shares available for issuance under the 2012 Plan and the 2012 ESPP automatically increased by 1,052,129 shares and 1,000,000 shares, respectively.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

        The Audit Committee is responsible for the review, approval, or ratification of "related-person transactions" between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. Such transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or one of its subsidiaries is a participant and a related person has a direct or indirect material interest. Generally for a transaction to be approved, the Audit Committee must be informed or have knowledge of (i) the related person's relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

Transactions with Related Persons

        In addition to the director and executive officer compensation arrangements discussed above under "Information About Executive and Director Compensation," below we describe transactions since January 1, 2014, to which we have been a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  a director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        Other than as described below, there has not been, nor is there currently proposed, any such transaction or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described above.

Indemnification of our Directors and Officers

        Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for: (1) any breach of the director's duty of loyalty to us or our stockholders; (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit.

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the 2015 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

"HOUSEHOLDING" OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers will therefore send a single Notice or set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate set of proxy materials to you upon request to the Secretary at the address below. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy solicitation materials in the future or if you are receiving multiple copies of the proxy solicitation materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you hold registered shares. You can notify us by sending a written request to the Secretary, Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118, or by calling us at (646) 449-6015.

PROPOSALS OF STOCKHOLDERS

        We currently intend to hold our 2016 Annual Meeting in June 2016. Stockholders who intend to have a director nomination or proposal considered for inclusion in our proxy materials for presentation at the 2016 Annual Meeting must submit the director nomination or proposal to us at our principal executive offices, addressed to our Secretary, no later than December 26, 2015. Assuming that the 2016 Annual Meeting is held no more than 30 days before or after the anniversary date of the 2015 Annual Meeting, stockholders who intend to present a proposal at the 2016 Annual Meeting without inclusion of such proposal in our proxy materials are required to provide us notice of such proposal between the start of business on February 12, 2016 and the close of business on March 13, 2016. In the event that the date of the 2016 Annual Meeting is more than 30 days before or after such anniversary date, notice of any such proposal must be provided to us no later than the close of business on the later of the 90th day prior to the date of the 2016 Annual Meeting or the 10th day following the first public announcement of the date of the meeting by the Company. Additionally, stockholders must comply with other applicable requirements contained in our amended and restated bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements contained in our amended and restated bylaws and applicable laws.

By Order of the Board of Directors,

Laurie Harrison Vice President, General Counsel and Secretary

April 24, 2015

SHUTTERSTOCK, INC. Annual Meeting of Stockholders June 11, 2015 The undersigned stockholder of Shutterstock, Inc. (the “Company”), revoking any previous proxies related to these shares, hereby appoints Timothy Bixby and Laurie Harrison together, or either of them individually, as attorneys and proxies with full power of substitution to vote all of the shares of common stock of the Company which the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders of the Company (the “2015 Annual Meeting”) to be held at the Company’s principal executive offices located at 350 Fifth Avenue, 21st Floor, New York, New York on Thursday, June 11, 2015 at 10:00 a.m., local time, and at any adjournments or postponements thereof (this “Proxy”), upon matters set forth in the Notice of 2015 Annual Meeting of Stockholders and Proxy Statement dated on or about April 24, 2015, a copy of which has been received by the undersigned. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR ALL” ON PROPOSAL 1, “FOR” PROPOSALS 2 AND 4, AND FOR THE OPTION OF EVERY “1 YEAR” ON PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2015 ANNUAL MEETING. This Proxy is solicited on behalf of the Board of Directors. (Continued, and to be dated and signed, on the other side) . PLEASE DETACH PROXY CARD HERE . Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 11, 2015. The Proxy Statement and our 2014 Annual Report are available at: http://www.viewproxy.com/Shutterstock/2015

. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN, “FOR” PROPOSALS 2 AND 4, AND FOR THE OPTION OF EVERY “1 YEAR” ON PROPOSAL 3. 1. Proposal One. To elect three members to our board of directors to serve as Class III directors, for a three-year term expiring in 2018. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 2. Proposal Two. To approve, on an advisory . . . basis, the compensation of our named Nominees: 01 Steven Berns 02 Thomas R. Evans 03 Paul J. Hennessy FOR ALL . WITHHOLD FOR ALL . FOR ALL EXCEPT . executive officers, as disclosed in the accompanying proxy statement. 1 YR 2 YRS 3 YRS ABSTAIN 3. Proposal Three. To indicate, on an . . . . advisory basis, the preferred frequency of future stockholder INSTRUCTIONS: To withhold authority to vote for any individual, mark “FOR ALL EXCEPT” and write the nominee’s name on the line below. advisory votes on the compensation of our named executive officers. FOR AGAINST ABSTAIN CONTROL NUMBER 4. Proposal Four. To ratify the appointment of . . . PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. 5. In their discretion to vote upon such other matters as may properly come before the meeting. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR ALL” ON PROPOSAL 1, “FOR” PROPOSALS 2 AND 4, AND FOR THE OPTION OF EVERY “1 YEAR” ON PROPOSAL 3. Please sign and date this Proxy below and return in the enclosed envelope. I plan on attending the meeting . Signature(s) must agree with the name(s) printed on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Date 2015 (Signature) (Signature of joint owner) . PLEASE DETACH PROXY CARD HERE . CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.